                                                                    EXHIBIT 10.2



                       RECKSON OPERATING PARTNERSHIP, L.P.
                                    LANDLORD

                                       and

                                  @PLAN, INC.
                                     TENANT

                          THREE LANDMARK SQUARE, ANNEX
                              STAMFORD, CONNECTICUT

                                   ----------
                                      LEASE
                                   ----------

                                TABLE OF CONTENTS

      Article         Page
      -------         ----

         1.       Demise, Premises, Term, Rents
         2.       Use
         3.       Preparation of the Demised Premises
         4.       When Demised Premises Ready for Occupancy
         5.       Security Deposit
         6.       Adjustments of Rent for Changes in Real Estate Taxes
         7.       Adjustments of Rent for Changes in Operating Costs
         8.       Subordination, Attornment, Notice to Lessors and Mortgages
         9.       Quiet Enjoyment
         10.      Assignment, Mortgaging, Subletting
         11.      Compliance with Laws and Requirements of Public Authorities
         12.      Insurance
         13.      Rules and Regulations
         14.      Alterations and Tenant's Property
         15.      Repairs and Maintenance
         16.      Electrical Energy
         17.      Heat, Ventilation and Air Conditioning
         18.      Landlord's Other Services
         19.      Access, Changes in Building Facilities, Name
         20.      Shoring, Notice of Accidents, Etc.
         21.      Non-Liability and Indemnification
         22.      Destruction or Damage
         23.      Eminent Domain
         24.      Surrender
         25.      Conditions of Limitation
         26.      Re-Entry by Landlord-Default Provisions
         27.      Damages
         28.      Waivers
         29.      No Other Waivers or Modification
         30.      Curing Tenant's Defaults
         31.      Consents-Broker
         32.      Notices
         33.      Estoppel Certificate, Memorandum
         34.      No Other Representations, Construction, Governing Law
         35.      Parties Bound
         36.      Certain Definitions and Constructions
         37.      Subordination and Miscellaneous
         38.      Relocation
         39.      Parking
         40.      Rider

Exhibit

         A.       Floor Plan(s)
         B.       Cleaning Schedule
         C.       Rules and Regulations
         D.       Work Letter
         E.       Electricity Schedule
         F.       Common Areas

                                      LEASE

         Lease dated _______________ between RECKSON OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, having an address at 660 White Plains Road, Tarrytown, New York, 10591 (hereafter referred to as "Landlord"), and the lessee, @PLAN, INC. a Tennessee corporation having its principal place of business at Three Landmark Square, Annex, Suite 400, Stamford, Connecticut 06901 (hereinafter referred to as the "Tenant").

                                    ARTICLE 1
                          Demise, Premises, Term, Rents

         1.01 Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, that certain space in the premises hereinafter described, in the building (referred to herein as the "Building") known as Three Landmark Square, Annex in the City of Stamford, Connecticut (the "City", together with the nonexclusive right to use the Common Areas (hereinafter defined) of the Building for ingress/egress purposes only, for the term hereinafter stated, for the rents hereinafter reserved and upon and subject to the conditions (including limitations, restrictions and reservations) and covenants hereinafter provided. Each party hereto expressly covenants and agrees to observe and perform all of the conditions and covenants herein contained on its part to be observed and performed.

         1.02 Landlord and Tenant hereby agree and stipulate that for purposes of this Lease, the space consists of a total of 6,460 rentable square feet on the 4th floor in the Building which is outlined on the floor plan(s) annexed as Exhibit "A" and hereby made a part hereof. The premises constitute and are hereinafter called the "Demised Premises."

         1.03 The term of this Lease, for which the Demised Premises are hereby leased, shall commence on a date (the "Commencement Date"), which shall be the earlier of (i) March 1, 1997, or (ii) the day Tenant or anyone claiming under or through Tenant shall take possession of any part of the Demised Premises, whichever occurs earlier, and shall end at noon of the last day of the calendar month in which occurs the end of a four (4) year period from the Commencement Date (the "Expiration Date") or shall end on such earlier date upon which the term may expire or be cancelled or terminated pursuant to any of the conditions or covenants of this Lease or pursuant to law. Promptly following the Commencement Date, Landlord shall send to Tenant a notice fixing the Commencement Date.

         1.04 Tenant shall pay to Landlord without notice or demand and without abatement, deduction or setoff, in lawful money of the United States of America, at the office of the Landlord or at such other place as Landlord may designate in writing, the fixed rent and additional rent reserved under this Lease for each year of the term thereof, which payments shall consist of:

                  (a) Fixed rent (the "fixed rent") as follows:

                                Fixed
               Lease           Base Rent      Monthly Fixed     Annual Fixed
               Years            Per RSF        Rent Amount      Rent Amount
               1-2              $18.50         $ 9,959.17       $119,510.04
               3-4              $20.50         $11,035.83       $132,429.96

payable in equal monthly installments in advance on the first day of each month and every calendar month during the term of this Lease, and

                  (b) Additional rent (the "additional rent") consisting of all other sums of money as shall become due from and payable by Tenant to Landlord hereunder (for default in payment of which Landlord shall have the same remedies as for a default in payment of fixed rent).

A "Lease Year" shall be comprised of a period of twelve (12) consecutive months. The first Lease Year shall commence on the Commencement Date but, notwithstanding the first sentence of this paragraph, if the Commencement Date is not the first day of a month, then the first Lease Year shall include the additional period from the Commencement Date to the end of the then current month. Each succeeding Lease Year shall end on the anniversary date of the last day of the preceding Lease Year. For example, if the Commencement Date is May 1, 1997, the first Lease Year would begin on May 1, 1997 and end on April 30, 1998 and each succeeding Lease Year would end on April 30th. If, however, the Commencement Date is May 2, 1997, the first Lease Year would end on May 31, 1998, the second Lease Year would commence on June 1, 1998, and each succeeding Lease Year would end on May 31st.

         1.05 If Tenant substantially renovates or alters the Demised Premises or any part thereof after the initial fit-up, Tenant shall pay Landlord the real estate taxes attributable to the increased assessment resulting from such renovation or alteration, in excess of the then assessment for building standard. The real estate taxes resulting from such excess assessment shall be computed separately and billed to Tenant and shall be payable by Tenant as additional rent within ten (10) days of the rendition of a bill at each time that real estate taxes are payable by Landlord with respect to the Demised Premises during the term of the Lease.

         1.06 Tenant shall pay the fixed rent and additional rent herein reserved promptly as and when the same shall become due and payable. If the Commencement Date shall occur on a day other than the first day of a calendar month, the fixed rent for such calendar month shall be prorated for the period from the Commencement Date to the last day of the calendar month and shall be due and payable on the Commencement Date. Notwithstanding the provisions of the next preceding sentence or of Section 4.01(a), Tenant shall pay the first full calendar monthly installment of fixed rent on the execution of this Lease. If Tenant shall fail to pay within five (5) days after the same becomes due any fixed rent or additional rent, such unpaid amounts shall bear interest at the annual rate equal to two percentage points (2%) above the Prime Rate of Citibank, N.A., New York, New York.

                                    ARTICLE 2
                                       USE

         2.01 Tenant shall use and occupy the Demised Premises for executive offices, sales offices and/or general offices for the conduct of any lawful and reputable business not prohibited by Section 2.02, or any rule or regulation of governmental authority, and for no other purposes.

         2.02 The use of the Demised Premises for the purposes specified in this Article shall not in any event be deemed to include, and Tenant shall not use, or permit the use of, the Demised Premises or any part thereof for:

                  (a) sale of, or traffic in, any spirituous liquors, wines, ale or beer kept in the Demised Premises;

                  (b) sale at retail of any other products or materials kept in the Demised Premises, by vending machines or otherwise, or demonstrations to the public, except as may be specifically agreed to by Landlord in writing;

                  (c) manufacturing, printing or electronic data processing, except for the operation of normal business office reproducing or printing equipment, electronic data processing equipment and other business machines for Tenant's own requirements at the Demised Premises; provided only that such use shall not exceed that portion of the mechanical or electrical capabilities of the Building equipment allocable to the Demised Premises;

                  (d) the rendition of medical, dental or other diagnostic or therapeutic services;

                  (e) the conduct of a public auction of any kind;

                  (f) a restaurant, bar, or the sale of confectionery, tobacco, newspapers, magazines, soda, beverages, sandwiches, ice cream, baked goods or similar items, or the preparation, dispensing or consumption of food and beverages in any manner whatsoever.

         2.03 Tenant shall not suffer or permit the Demised Premises or any part thereof to be used in any manner, or anything to be done therein, or suffer or permit anything to be brought into or kept therein, which would in any way
(i) violate any of the provisions of any grant, lease or mortgage to which this Lease is subordinate, (ii) violate any laws or requirements of public authorities, (iii) make void or voidable any fire or liability insurance policy then in force with respect to the Building, (iv) make unobtainable from reputable insurance companies authorized to do business in the State of Connecticut at standard rates any fire insurance with extended coverage, or liability, elevator or boiler or other insurance required to be furnished by Landlord under the terms of any lease or mortgage to which this Lease is subordinate, (v) cause, or in Landlord's reasonable opinion be likely to cause, physical damage to the Building or any part thereof, (vi) constitute a public or private nuisance, (vii) impair, in the reasonable opinion of the Landlord, the appearance, character or reputation of the Building, (vii) discharge objectionable fumes, vapors or odors into the Building air conditioning system or into Building flues or vents not designed to receive them or otherwise in such manner as may unreasonably offend other occupants, (ix) impair or interfere with any of the Building services or the proper and economic heating, cleaning, air conditioning or other servicing of the Building or the Demised Premises or impair or interfere with or tend to impair or interfere with the use of any of the other areas of the Building by, or occasion discomfort, annoyance or inconvenience to, Landlord or any of the other tenants or occupants of the Building, or (x) cause Tenant to default in any of its other obligations under this Lease. The provisions of this Section, and application thereof, shall not be deemed to be limited in any way to or by the provisions of the following Sections of this Article or any of the Rules and Regulations referred to in
Article 13 or Exhibit "C" attached hereto, except as may therein be expressly otherwise provided.

         2.04 If any government license or permit, other than a Certificate of Occupancy, shall be required for the proper and lawful conduct of Tenant's business in the Demised Premises, or any part thereof and if failure to secure such license or permit would in any way affect Landlord, then Tenant, at its expense, shall duly procure and thereafter maintain such license or permit and submit the same to inspection by Landlord. Tenant shall at all times comply with the terms and conditions of each such license or permit, but in no event shall failure to procure and maintain same by Tenant affect Tenant's obligations hereunder.

         2.05 Tenant shall not at any time use or occupy or suffer or permit anyone to use or occupy the Demised Premises, or do or permit anything to be done in the Demised Premises, in violation of the Certificate of Occupancy for the Demised Premises or for the Building.

         2.06 Tenant shall not place a load upon any floor of the Demised Premises exceeding the floor load per square foot which such floor was designed to carry and which is allowed by certificate, rule, regulation, permit or law. Landlord reserves the right to prescribe the weight and position of all safes and vaults, which must be placed by Tenant, at Tenant's expense. Business machines and mechanical equipment shall be placed and maintained by Tenant, at Tenant's expense, in such manner as shall be sufficient in Landlord's judgment to absorb and prevent vibration, noise and annoyance.

                                    ARTICLE 3
                       Preparation of the Demised Premises

         3.01 Tenant has examined the Demised Premises and agrees to accept possession of the Demised Premises in its present "as is" condition, reasonable wear and tear excepted, and, except as otherwise required in this Lease, Landlord shall not be required to perform any work in the Demised Premises in order to make same ready for occupancy by Tenant. Notwithstanding the foregoing, Landlord shall repaint and recarpet the Demised Premises (except that that portion of the Demised Premises to be used as a computer room by Tenant (as shown on the floor plans annexed hereto as Exhibit A) shall be equipped with a tile floor rather than carpeting) with Landlord's building standard colors and materials (to be selected by the Tenant); re-adhere the laminate in the kitchen area of the Demised Premises; paint the spline in the "bridge" area of the Demised Premises (with a building standard color to be selected by Tenant); remove existing telephone boxes (and thereafter patch walls where made necessary thereby); and install a supplemental HVAC unit sufficient to heat, cool and ventilate Tenant's computer room, provided that such unit is a standard mechanical unit, and further provided that the cost of installing said unit shall not exceed $4,000.00 (such work being hereinafter referred to collectively as "Landlord's Work").

         3.02 Landlord's agreement to do the Landlord's Work in the Demised Premises shall not require it to incur overtime costs and expenses and shall be subject to unavoidable delays due to acts of God, governmental restrictions, strikes, labor disturbances, shortage of materials and supplies and for any other causes or events beyond Landlord's reasonable control.

         3.03 Landlord may afford Tenant and its employees, agents and contractors access to the Demised Premises, at reasonable times prior to the Commencement Date and at Tenant's sole risk and expense, for the purposes of making preparations for Tenant's occupancy. Access for such purposes shall not be deemed to constitute possession or occupancy accelerating the Commencement Date or Tenant's obligation to pay fixed rent under this Lease.

         3.04 If Tenant employs or uses any contractor or subcontractor other than Landlord in the performance of any work in connection with Tenant's initial occupancy, all of Tenant's duties and obligations set forth in Sections 14.05 and 14.06 (relating to Tenant's duties and obligations in making alterations) shall be applicable to and binding upon Tenant with respect to any such work.

         3.05 To the extent not currently in the Demised Premises, Tenant, at its expense, shall, within thirty (30) days after the Commencement Date, install drapes or vertical blinds, as approved by Landlord, on all windows. Such Landlord's approval shall not be unreasonably withheld, provided such drapes or blinds shall be a solid, light color or have a solid light color lining facing the exterior of the Building. Tenant agrees that no other type of window covering will be used.

                                    ARTICLE 4
                    When Demised Premises Ready for Occupancy

         4.01 The Demised Premises shall be deemed ready for occupancy on the earliest date on which all of the following conditions have been met:

                 (a) A Certificate of Occupancy (temporary or final or a permission to occupy) has been issued not inconsistent with Tenant's use of the Demised Premises as permitted under Section 2.01 hereof.

                 (b) The Landlord's Work or any work on behalf of Tenant to be performed by Landlord has been substantially completed.

                 (c) Adequate means of access have been provided, and the use, without material interference, of the facilities necessary to Tenant's occupancy of the Demised Premises, including corridors, elevators and stairways and heating, ventilating, air conditioning, sanitary, water, and electrical lighting and power facilities, are available to Tenant in accordance with Landlord's obligations under this Lease.

                 (d) The facilities and systems serving the Building and passing through the Demised Premises have been completed to the extent required to provide adequate services to the Demised Premises.

                 (e) Five (5) days after Landlord shall give Tenant written notice estimating when the conditions listed in subsections (a) through (d) above will be met, and provided that the conditions shall have been met by the expiration of such five (5) day period, the Demised Premises shall be deemed ready for occupancy on the date of expiration of the period, or in the event Landlord's estimate was inaccurate, on the date when the conditions in fact shall have been met.

         4.02 If the occurrence of any of the conditions listed in Section 4.01, and thereby the making of the Demised Premises ready for occupancy, shall be delayed due to any act or omission of Tenant or any of its employees, agents or contractors, Including but not limited to failure by Tenant to act promptly when any consent or approval may be requested by Landlord, or to plan or execute work to be performed by Tenant diligently and expeditiously, the Demised Premises shall be deemed ready for occupancy on the date when it would have been ready but for any such delay,

         4.03 The Commencement Date of this Lease is scheduled to be on or before March 1, 1997 and Landlord shall use its best efforts to have the Demised Premises ready for Tenant's occupancy on or before such date. If Landlord diligently performs Landlord's Work and the Demised Premises are not ready for Tenant's occupancy on or before said date, this Lease shall remain in full force and effect and the Commencement Date shall occur when the Demised Premises shall be deemed ready for occupancy under Section 4.01; provided, however, that if the Demised Premises are not deemed ready for occupancy on or before June 1, 1997, Tenant may terminate this Lease.

         4.04 If the whole of the Demised Premises shall not be ready for occupancy at approximately the same time, Tenant may, with the written consent of Landlord, take possession of any part or parts of the Demised Premises for its use and occupancy before the Commencement Date, provided that a temporary or permanent Certificate of Occupancy shall have been obtained for the part or parts of the Demised Premises in respect of which Tenant desires to take possession. Tenant shall be deemed to have taken possession of a part of the Demised Premises for use and occupancy (herein called "actual possession") when any personnel of Tenant or anyone claiming under or through Tenant shall first occupy such part for the conduct of business. Tenant's actual possession of any part of the Demised Premises prior to the Commencement Date shall be subject to all of the obligations of this Lease including the payment of fixed and additional rent, which payment shall be reasonably apportioned.

         4.05 On the Commencement Date or at such time as Tenant shall take actual possession of the whole or part of the Demised Premises, whichever shall be earlier, it shall be conclusively presumed that the same were in satisfactory condition as of the Commencement Date or the date or dates of such taking of possession, unless within thirty (30) days after such date Tenant shall have given Landlord notice specifying in which respects the Demised Premises were not in satisfactory condition. However, nothing contained in this Section shall be deemed to relieve Landlord from, and Landlord shall perform, its obligation to complete, with reasonable speed and diligence, such details of construction, mechanical adjustment and decoration as shall have been unperformed at the time Tenant took actual possession, but Tenant shall not be entitled to any rent abatement on account of any such incomplete work.

                                    ARTICLE 5
                                Security Deposit

         5.01 Tenant, upon or prior to the execution of this Lease, has deposited with Landlord the sum of Fifty-Nine Thousand Seven Hundred Fifty-Five and 02/100 ($59.755.02) Dollars (the "Security Deposit"), receipt of which is hereby acknowledged by Landlord. The Security Deposit shall be held by Landlord in a segregated account with a bank or other financial institution, without liability for interest, as security for the faithful performance by Tenant of all of the terms, covenants, and conditions of this Lease by Tenant to be kept and performed during the term hereof. If at any time during the term of this Lease any of the rent herein reserved shall be overdue and unpaid, or any other sum payable by Tenant to Landlord hereunder shall be overdue and unpaid then Landlord may, at the option of Landlord (but Landlord shall not be required to), appropriate and apply any portion of the Security Deposit toward any such overdue rent or other sum.

         5.02 In the event of the failure of Tenant to keep and perform any of the terms, covenants and conditions of this Lease to be kept and performed by Tenant, then Landlord, at its option, may appropriate and apply the entire Security Deposit, or so much thereof as may be necessary to compensate the Landlord for loss or damage sustained or suffered by Landlord due to such breach on part of Tenant. Should the entire Security Deposit, or any portion thereof, be appropriated and applied by Landlord for the payment of overdue rent or other sums due and payable to Landlord by Tenant hereunder, then Tenant shall, upon the written demand of Landlord, forthwith remit to Landlord a sufficient amount of cash to restore the Security Deposit to the original sum deposited, and Tenant's failure to do so within five (5) days after receipt of such demand shall constitute a breach of this Lease. Should Tenant comply with all of the terms, covenants and conditions of this Lease and promptly pay all of the rent herein provided for as it falls due, and all other sums payable by Tenant to Landlord hereunder, the Security Deposit shall be returned in full to Tenant at the end of the term of this Lease, or upon the earlier termination of this Lease.

         5.03 Notwithstanding the foregoing, in the event that Tenant has not exercised its option to terminate this Lease as provided in Article 40 hereunder, and Tenant has not been, and is not then, in default under this Lease beyond any applicable notice and cure period, then at any time after the Cancellation Date (as such term is defined in Article 40 hereof) Tenant may, upon 20 days' notice to Landlord, reduce the amount of the Security Deposit to $29,877.51, which amount is to be held pursuant to this Article throughout the remaining term of this Lease. Upon any such reduction, Landlord shall promptly refund to Tenant any excess Security Deposit then being held by Landlord.

         5.04 Landlord may deliver the Security Deposit to the purchaser of Landlord's interest in the Building, and, provided notice of such delivery is given to Tenant, Landlord shall thereupon be discharged from any further liability with respect to the Security Deposit.

                                    ARTICLE 6
              ADJUSTMENTS OF RENT FOR CHANGES IN REAL ESTATE TAXES

         6.01 (a) The term "Tax Base Year" shall mean the tax fiscal year of July 1, 1997 to June 30, 1998.

                  (b) The term "Common Areas" shall mean the land and pedestrian deck, as shown on Exhibit "F", together with the parking garage and loading dock facility.

                  (c) The term "Real Estate Taxes" shall mean 100% of the taxes and assessments levied, assessed or imposed at any time by any governmental authority upon or against the Building and 20.33% of such taxes and assessments levied against the Common Areas, and also any tax or assessment levied, assessed or imposed at any time by any governmental authority in connection with the receipt of income or rents from the Building and Common Areas, to the extent that same shall be in lieu of or in addition to all or a portion of any of the aforesaid taxes or assessments upon or against the Building and Common Areas. The term "Real Estate Taxes" shall not mean any interest or penalties which may become due by reason of the failure to pay any such taxes when due and payable; or any municipal, state or federal income, estate, inheritance, transfer, corporate or franchise taxes assessed against Landlord unless and to the extent that same is assessed in lieu of part or all of real estate taxes as presently constituted and are computed as if Landlord owned no other property.

                  (d) The term "Tenant's Proportionate Share" shall be 5.13%.

                  (e) The phrase "Real Estate Taxes payable by Landlord" shall not include Real Estate Taxes for which Landlord is reimbursed by Tenant under
Section 1.05 or by other tenants of the Building under similar provisions of their leases.

                  (f) In the event that, after a statement has been sent to Tenant, an assessment or valuation which had been utilized in computing the Real Estate Taxes for a tax fiscal year is reduced (as a result of settlement, final determination or legal proceedings or otherwise), and as a result thereof a refund of Taxes is actually received by or on behalf of Landlord, promptly after receipt of such refund, Landlord shall send Tenant a statement adjusting the Real Estate Taxes for such tax fiscal year (taking into account the expenses mentioned in the last sentence of this subparagraph (f) and setting forth Tenant's Proportionate Share of such refund) and Tenant shall be entitled to receive such share by way of a credit against the Additional Rent next becoming due after the sending of such statement; provided, however, that Tenant's Proportionate Share of such refund shall be limited to the amount, if any, which Tenant had theretofore paid to Landlord as increased Additional Rent for such tax fiscal year on the basis of the assessed valuation before it had been reduced. All expenses, including attorneys' and appraisers' fees and disbursements, expenses and other witnesses' fees, incurred in contesting the validity or amount of any

Real Estate Taxes or in obtaining a refund shall be considered as part of the Real Estate Taxes for such year.

                  (g) In the event that any time during a tax fiscal year after the Tax Base Year the assessment or valuation which had been utilized in computing the Real Estate Taxes for the additional rent for any Tax Year is reduced (as a result of settlement, final determination or legal proceedings or otherwise), so that the Taxes payable for such tax fiscal year is less than the Taxes payable by Tenant for the Tax Base Year then and in such event: (i) the Taxes for the Tax Base Year shall become the lower assessment or valuation effective as of the tax fiscal year in which said settlement or final determination was reached (hereinafter the "Updated Tax Base Year"); and (ii) Tenant shall pay as additional rent its Proportionate Share of the amount by which the Taxes for each succeeding tax fiscal year after the Updated Tax Base Year, exceeds the taxes for the Updated Tax Base Year. Landlord promptly shall send to Tenant a statement setting forth the basis for the Updated Tax Base Year and all adjustments and additional rent payments.

         6.02 (a) In addition to the fixed rent, Tenant agrees to pay as additional rent an amount equal to Tenant's Proportionate Share of the excess of Real Estate Taxes payable by Landlord for each tax fiscal year of the City which is subsequent to the Tax Base Year, over the Real Estate Taxes payable by Landlord for the Tax Base Year. Such additional rent shall be appropriately prorated, however, in the last Lease Year of the term hereof.

                  (b) Tenant's obligation to pay such additional rent under (a) above, shall commence on the July 1st or January 1st (whichever comes first) after the Tax Base Year; and Tenant shall pay such additional rent, with respect of each fiscal year subsequent to the Tax Base Year, in two equal installments, on such July 1st or January 1st (as the case may be) and each subsequent July 1st and January 1st during the balance of the term of this Lease.

                  (c) Within thirty (30) days after the Expiration Date, Tenant shall pay to Landlord an amount equal to the portion, if any, of such additional rent which is attributable to the period prior to the Expiration Date.

                  (d) The dates for the payment of taxes, July 1st and January 1st, are based on the present dates for the payment of real estate taxes in the City. If the City or other governmental authority changes the dates for the payment of Real Estate Taxes, then the changed dates shall be sequentially substituted for the July 1 and January 1 dates contained herein.

         6.03 Upon Tenant's request, Landlord shall furnish to Tenant a copy of the Assessor's report or reports showing the assessment for the Building and the Common Areas and the report or reports showing the increased assessment therefor and all applicable tax bills, or such other evidence coming from the Assessor's and/or Tax Collector's office which will show the assessments and tax involved or some other reasonable documentation of the matter.

                                    ARTICLE 7
                ADJUSTMENT OF RENT FOR CHANGES IN OPERATING COSTS

         7.01 (a) In the event that the Operating Costs for an Operating Year shall exceed the Operating Costs for the Base Year, Landlord shall, by written notice to Tenant, adopt a date (the "Adjustment Date"), in the succeeding Operating Year, and within ten (10) days of the Adjustment Date, Tenant shall pay to Landlord an amount equal to the Tenant's Proportionate Share of such excess (without setoff or deduction of any kind and as additional rent), less the amount of additional rent, if any, which Tenant paid to Landlord, as additional rent under subparagraph (b) below, during the Operating Year in question.

                  (b) Tenant also shall pay to Landlord, as additional rent (in equal monthly installments) in each Operating Year after the Base Year, retroactive to the first month of such year, a sum equal to Tenant's Proportionate Share of the amount by which the projected Operating Costs for the current Operating Year exceed the Operating Costs for the Base Year. Tenant's responsibility for Operating Costs hereunder shall be appropriately prorated in the last Lease Year.

                  (c) If the Operating Costs for any Operating Year shall be less than the Operating Costs for the Base Year plus all amounts paid by Tenant under subparagraph (b) above during the applicable Operating Year, Landlord shall credit such amount of Tenant's Proportionate Share to Tenant.

         7.02 For the purposes of this Article, the following terms shall have the following meanings:

                  (a) The term "Base Year" shall mean January 1, 1997, through December 31, 1997.

                  (b) The term "Operating Year" shall mean each twelve month period adopted (by written notice to Tenant) by the Landlord subsequent to the Commencement Date.

                  (c) The term "Common Areas" shall mean the land and pedestrian deck, as shown on Exhibit "F", together with the parking garage and loading dock facility.

                  (d) The term "Adjustment Date" shall be a date adopted by the Landlord subsequent to each Operating Year.

                  (e) The term "Tenant's Proportionate Share" shall be 5.13%.

                  (f) The term "Operating Costs" shall mean the aggregate of all expenses paid or incurred by Landlord for the operation of the Building, and 20.33% of such expenses paid or incurred by Landlord for the operation of the Common Areas, and shall include without limitation the following:

                           (i)   Wages and salaries paid by Landlord, including
all fringe benefits and taxes related thereto paid by Landlord, of employees directly engaged in cleaning, maintenance and repair of the Building, Building equipment and Common Areas, and performing the functions of garbage and snow removal, landscaping and security, including a customary managing agent's fee, or cost to Landlord of an Independent contractor performing any such services;

                           (ii)  Any and all supplies and materials utilized by
Landlord or independent contractors of Landlord in the performance of the items set forth in subparagraph (i) immediately preceding;

                           (iii) The cost of supplying utilities to the
Building and Common Areas;

                           (iv)  Insurance premiums paid by Landlord with
respect to the Building and Common Areas;

                           (v)   Expenditures incurred by Landlord after
substantial completion of the Building for any equipment, device or capital improvement which is required by any law, statute or regulation or a requirement of the insurance carrier or which is designed as a labor-saving measure or designed to effect other economies or efficiencies in the operation or maintenance of the Demised Premises, Common Areas or the Building Equipment except to the extent such expenses exceed $200,000, in which case the annual amortization (on a straight-line basis over a depreciable life in accordance with generally accepted accounting principles consistently applied, with interest calculated at an annual rate of one (1) percentage point above the prime rate at the time of Landlord's having made such expenditure) of such expenses shall be included In Operating Costs; and

                           (vi)  Legal and accounting fees and disbursements,
and any other expense or charge of any nature whatsoever which, in accordance with generally accepted accounting principles with respect to the operation of a first-class office building, would be construed as an operating expense, excluding, however, real property taxes, depreciation, interest on and amortization of debt, and any items otherwise properly constituting such an operating expense to the extent payment therefor is received from or payable by tenants for services rendered or performed directly for the account of such tenants or for which a tenant pays directly under an electricity schedule.

                  (g) In the event that the Building is less than 90% occupied at any time during the Base Year or any Operating Year, the Operating Costs for such year shall be those which, with equitable adjustment, would have been paid or incurred by Landlord for the operation of the Building and Common Areas if the Building had been 90% occupied throughout the whole of such year.

         7.03 Landlord shall advise Tenant by written statement, certified to be correct by Landlord or its agent, of increased Operating Costs for any Operating Year. The statement shall delineate the amount of Tenant's Proportionate Share caused by such increase, shall establish the Adjustment Date, and shall set forth the manner in which the adjustment is computed. Upon written request therefor by Tenant, Landlord shall provide Tenant with an itemized list indicating the allocation and calculation of such Operating Costs. Landlord's failure to render a statement with respect to increases in Operating Costs for any Operating Year shall not prejudice Landlord's right to thereafter render a statement with respect thereto or with respect to any subsequent Operating Year. Furthermore, nothing herein contained shall restrict Landlord from issuing a statement or from revising an estimate at any time that there is an increase in Operating Costs during any Operating Year or at any time thereafter. The rights and obligations of Landlord and Tenant under the provisions of this Article with respect to any additional rent shall survive the termination of this Lease.

         7.04 Tenant and Landlord agree that for all purposes in any way connected with or arising out of this Article, the statement delivered by Landlord pursuant to Section 7.03 shall be binding and conclusive on both parties hereto unless objected to by Tenant in writing within twenty (20) days after receipt thereof. Tenant's objection shall be in writing and specify the respects in which the statement is claimed to be incorrect. Tenant shall have the right to require the production of Landlord's books which relate to these items of cost and the right, within ten (10) days subsequent to the production of Landlord's books, to deliver notice of disagreement with respect to any item of Operating Costs.

         7.05 Anything to the contrary herein notwithstanding, Landlord shall have the right at any time to calculate Operating Costs for the Building and the other Buildings separately rather than together and to collect from Tenant as additional rent Tenant's Proportionate Share of the excess of the Building's Operating Costs for the Operating Year in question over the Building's Operating Costs for the Base Year; in such event Landlord shall give Tenant at least thirty (30) days advance notice of the said manner of calculation ("Landlord's Change Notice"). At the time said adjustments are made in calculating Operating Costs for the Operating Years (or portions thereof) falling after the effective date of Landlord's Change Notice, appropriate adjustment shall be made in Operating Costs for the Base Year.

         7.06 Notwithstanding that in certain provisions of this Lease, it is specified that Landlord shall perform certain obligations and services as an Operating Cost, whereas the Lease is silent in regards to other obligations and services, all obligations and services to be performed by Landlord shall be included as an Operating Cost to the extent that they fall within the definition of Operating Costs in Section 7.02(g) hereof. The costs of any services included in Operating Costs, which services are performed by subsidiaries or affiliates of Landlord or Landlord's agents, shall be competitive in price for comparable contracts and transactions with unaffiliated entities for the performance of such services in comparable buildings.

                                    ARTICLE 8
           SUBORDINATION, ATTORNMENT, NOTICE TO LESSOR AND MORTGAGEES

         8.01 Landlord hereby represents and warrants to Tenant that there is currently no ground lease affecting the land or Building of which the Demised Premises form a part. This Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate in all respects to all future ground leases, over-riding leases and underlying leases and/or grants of term of the land and/or the Building or the portion thereof in which the Demised Premises are located in whole or in part now or hereafter existing and to all mortgages and building loan agreements, including leasehold mortgages and building loan agreements, which may now or hereafter affect the land and/or the Building and/or any of such leases, whether or not such mortgages shall also cover other lands and/or buildings, to each and every advance made or hereafter to be made under such mortgages, and to all renewals, modifications, replacements and extensions of such leases and such mortgages and spreaders, consolidations and correlations of such mortgages. This Section shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute and deliver an instrument, in recordable form, it required, that Landlord, the lessor of any such lease or the holder of any such mortgage or any of their respective successors in interest may request to evidence such subordination, and Tenant hereby constitutes and appoints Landlord attorney-in-fact for Tenant to execute any such instrument for and on behalf of Tenant. The leases to which this Lease is, at the time referred to, subject and subordinate pursuant to this Article are hereinafter sometimes called "superior leases" and the mortgages to which this Lease is at the time referred to, subject and subordinate are hereinafter sometimes called "superior mortgages" and the lessor of a superior lease or its successor in interest at the time referred to is hereinafter sometimes called a "lessor".

         8.02 Landlord hereby notifies Tenant that in accordance with the terms of a superior mortgage, this Lease may not be modified or amended so to reduce the rent, shorten the term, or adversely affect in any other respect to any material extent the rights of the Landlord hereunder, or be cancelled or surrendered without the prior written consent of the holder of the superior mortgage in each instance, except that said holder's consent shall not be required to the institution or prosecution of any action or proceedings against Tenant by reason of a default on the part of Tenant under the terms of this Lease.

         8.03 This Lease shall not terminate or be terminable by Tenant by reason of any termination of the ground lease, by summary proceedings, foreclosure of a superior mortgage, or otherwise. Tenant agrees without further instruments of attornment in each case, to attorn to the lessor under the ground lease, or the mortgagee under the superior mortgage, as the case may be, to waive the provisions of any statute or rule of law now or hereafter in effect which may give or purport to give Tenant any right of election to terminate this Lease or to surrender possession of the Demised Premises in the event the ground lease is terminated or a superior mortgage is foreclosed, and that unless and until the lessor, or mortgagee, as the case may be, shall elect to terminate this Lease, this Lease shall not be affected in any way whatsoever by any such proceeding or termination, and Tenant shall take no steps to terminate this Lease without giving written notice to the lessor under the ground lease, or mortgagee under a superior mortgage, and a reasonable opportunity to cure (without such lessor or mortgagee being obligated to cure), any default on the part of the Landlord under this Lease.

         8.04 If any act or omission by Landlord would give Tenant the right, immediately or after lapse of time, to cancel or terminate this Lease or to claim a partial or total eviction, Tenant will not exercise any such right until
(a) it has given written notice of such act or omission to each holder of a superior mortgage and to each holder of a superior lease, whose name and address shall have previously been furnished to

Tenant, by delivering notice of such act or omission addressed to each such party at its last address so furnished and (b) a period of thirty (30) days for remedying such act or omission shall have elapsed following such giving of notice and following the time when such senior interest holder shall have become entitled under such senior interest, as the case may be, to remedy the same (which period shall immediately follow, the full period to which Landlord would be entitled under this Lease to effect such remedy) provided such senior interest holder shall, within thirty (30) days of receipt of such written notice, give Tenant notice of its intention to remedy such act or omission and shall commence and continue to act upon such intention. Notwithstanding the foregoing, nothing shall impose any obligation on such holder actually to remedy such act or omission.

                                    ARTICLE 9
                                 QUIET ENJOYMENT

         9.01 Landlord covenants that if, and so long as, Tenant pays all of the fixed and additional rent due hereunder, and keeps and performs each and every covenant, agreement, term, provision and condition herein contained on the part and on behalf of Tenant to be kept and performed, Tenant shall quietly enjoy the Demised Premises without hindrance or molestation by Landlord or by any other person lawfully claiming the same, subject to the covenants, agreements, terms, provisions and conditions of this Lease.

                                   ARTICLE 10
                       ASSIGNMENT, MORTGAGING, SUBLETTING

         10.01 Neither this Lease, nor the term and estate hereby granted, nor any part hereof or thereof, nor the interest of Tenant in any sublease or the rentals thereunder, shall be assigned, mortgaged, pledged, encumbered or otherwise transferred by Tenant, by operation of law or otherwise, and neither the Demised Premises, nor any part thereof, shall be encumbered in any manner by reason of any act or omission on the part of Tenant or anyone claiming under or through Tenant, nor shall be sublet to be used or occupied or permitted to be used or occupied, or utilized for desk space or for mailing privileges, by anyone other than Tenant or its employees or for any purpose other than as permitted by this Lease, without the prior written consent of Landlord in every case, except as expressly otherwise provided in this Article.

               Furthermore, no assignment shall be binding on Landlord unless the assignee shall execute, acknowledge and deliver to Landlord (a) a duplicate original instrument of assignment in form and substance reasonably satisfactory to Landlord, duly executed by Tenant, and (b) an agreement, in form and substance satisfactory to Landlord, duly executed by the assignee, whereby the assignee shall unconditionally assume in accordance with the terms and conditions of this Lease observance and performance of, and agree to be bound by all of the terms, covenants and conditions of this Lease on Tenant's part to be observed or performed, including, without limitation, the provisions of this Article with respect to all future assignments; but the failure or refusal of the assignee to execute or deliver such an agreement shall not release the assignee from its liability for the obligations of Tenant hereunder assumed by acceptance of the assignment of this Lease.

         10.02 If this Lease is assigned, whether or not in violation of the provisions of this Lease, Landlord may collect rent from the assignee. If the Demised Premises or any part thereof is sublet or is used or occupied by anybody other than Tenant, whether or not in violation of this Lease, Landlord may, after default by Tenant, and expiration of Tenant's time to cure such default, collect rent from the subtenant or occupant. In either event, Landlord may apply the net amount collected to the rents herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of Section 10.01, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of Tenant's obligations under this Lease. The consent by Landlord to assignment, mortgaging, subletting or use or occupancy by others shall not in any way be considered to relieve Tenant from obtaining the express written consent of Landlord to any other or further assignment, mortgaging or subletting or use or occupancy by others not expressly permitted by this Article. References in this Lease to use or occupancy by others, that is anyone other than Tenant, shall not be construed as limited to subtenants and those claiming under or through sub-tenants but as including also licensees and others claiming under or through Tenant, immediately or remotely.

         10.03 Tenant, upon written notice to Landlord, but without Landlord's written consent, may permit any corporations or other business entities which control, are controlled by, or are under common control with Tenant (herein called "related corporations") to use the whole or part of the Demised Premises for any of the purposes permitted to Tenant, subject however to compliance with Tenant's obligations under this Lease. Such use shall not be deemed to vest in any such related corporation any right or interest in this Lease or in the Demised Premises, nor shall such use release, relieve, discharge or modify any of Tenant's obligations hereunder.

         10.04 Tenant, upon Landlord's prior written consent, which shall not unreasonably be withheld, may assign or transfer its entire interest in the Lease and the leasehold estate hereby created or sublet the whole of the Demised Promises on one or more occasions to a "wholly owned subsidiary" or "affiliate" of Tenant or to a "successor corporation" of Tenant, as such terms are hereinafter defined, provided that Tenant shall not be in default in any of the terms, covenants, conditions and agreements of this Lease, including but not limited to the payment of the fixed rent or additional rent payable by Tenant hereunder. A "wholly owned subsidiary" of Tenant shall mean any corporation all of whose outstanding voting stock shall at the time be owned, directly or indirectly, by Tenant or by one or more of its wholly owned subsidiaries. An "affiliate" of Tenant shall mean any corporation which directly or indirectly controls or is controlled by or is under common control with Tenant. For purposes of this definition, "control" (including "controlling," "controlled by" and "under common control with") is used with respect to any corporation, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, or by contract or otherwise. A "successor corporation" as used in this Article, shall mean (i) a corporation into which or with which Tenant, its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions for the merger or consolidation of corporations, provided that by operation of law or by effective provisions contained in the instruments of merger or consolidation the liabilities of the corporations participating in such merger or consolidation are assumed by the corporation surviving such merger or consolidation, or (ii) a corporation acquiring this Lease and the term hereby demised, the good will and all or substantially all of the other property and assets of Tenant, its corporate successors or assigns, and assuming all or substantially all of the liabilities of Tenant, its corporate successors and assigns, or (iii) any corporate successor to a successor corporation becoming such by either of the methods described in Clauses (i) and (ii); provided that, immediately after giving effect to any such merger or consolidation, or such acquisition and assumption as the case may be, the corporation surviving such merger or created by such consolidation or acquiring such assets and assuming such liabilities, as the case may be, shall have assets, capitalization, and a net worth as determined in accordance with generally accepted principles of accounting at least equal to the assets, capitalization and net worth, similarly determined, of Tenant, at the beginning of the term of this Lease or Tenant, its corporate successors or assigns, immediately prior to such merger or consolidation or such acquisition and assumption, as the case may be, whichever is the greater. The acquisition by Tenant, its corporate successors or assigns, of all or substantially all of the assets, together with the assumption of all or substantially all of the obligations and liabilities of any corporation, shall be deemed to be a merger of such corporation into Tenant for the purpose of this Article.

         10.05 If Tenant is a corporation or partnership, and if at any time during the term of this Lease the person or persons who, as of the date this Lease is executed by Tenant, own or owns a majority of such corporation's voting stock (as hereinafter defined) or the general partner's interest in such partnership, as the case may be, cease or ceases to own a majority of such a voting stock or general partner's interest, as the case may be, then the occurrence of any such event shall be deemed to be an assignment of this Lease with respect to which the Landlord's prior written consent shall be required, except, however, that this provision shelf not be applicable to any corporation, all the outstanding voting stock of which is listed on a National Securities Exchange. For the purpose of this Section, stock ownership shall be determined in accordance with the principles set forth in Section 544 of the Internal Revenue Code of 1986, as amended, and the term "voting stock" shall refer to share of stock regularly entitled to vote for the election of directors of the corporation.

         10.06 Notwithstanding anything contained in Sections 10.01 and 10.02 hereof, but subject to the right of Tenant under Sections 10.03 and 10.04 hereof, in the event that at any time or from time to time prior to or during the term of this Lease Tenant desires to sublet all or any part of the Demised Premises, Tenant (a) shall notify Landlord in writing of the term of the proposed subletting and the area so proposed to be sublet, (b) shall be deemed to have granted Landlord the option to sublet from Tenant such space so proposed to be sublet upon the covenants, agreements, terms, provisions and conditions hereinafter set forth, (c) shall not offer such space for subletting to anyone other than Landlord until thirty (30) days have elapsed after the receipt of such notice by Landlord. Such option on the part of Landlord to sublet from Tenant such space so proposed to be sublet shall be exercisable by Landlord in writing during such 30 day period referred to in clause (c) of the next preceding sentence. If Landlord fails to exercise such option within said thirty
(30) days and Tenant fails to complete a sublease with a third party (as hereinafter provided within ninety (90) days thereafter), Tenant shall again comply with all the conditions of this Section, as if the notice and option hereinabove referred to had not been given and received.

         In the event Landlord exercises Landlord's option to sublet such space, such sublease by Tenant to Landlord shall be at an annual fixed rent equal to the fixed rent and additional rent as provided in this Lease for the entire Demised Premises or equal to an equitable apportionment of such fixed and additional rent if such sublease shall be in respect of less than the whole of the Demised Premises, and shall be for the same term as that of the proposed subletting, and it is hereby expressly agreed that:

         (a) the sublease shall be expressly subject to all of the covenants, agreements, terms, provisions and conditions of this Lease except such as are not relevant or applicable, and except as otherwise expressly set forth to the contrary in this Section.

                  (b) such sublease to Landlord shall give Landlord the unqualified and unrestricted right, without Tenant's permission, to assign such sublease or any interest therein and/or sublet the space covered by such sublease or any part or parts of such space and to make any and all changes, alterations, and improvements in the space covered by such sublease;

                  (c) such sublease to Landlord shall provide that any assignee or subtenant of the Landlord may, at the election of the Landlord, be permitted to make alterations, decorations and installments in such space or any part thereof and shall also provide in substance that any such alterations, decorations and installations therein made by any assignee or subtenant for the Landlord may be removed, in whole or in part, by such assignee or subtenant, at its option, prior to or upon the expiration or other termination of such sublease provided that such assignee or subtenant, at its expense, shall repair any damage and injury to such space or sublet caused by such removal. Notwithstanding the foregoing, in the event Tenant is scheduled to re-occupy such space, such sublease shall provide that such alterations, decorations and installations must be removed prior to or upon expiration or termination of such sublease; and

                  (d) such sublease to Landlord shall also provide that the parties to such sublease expressly negate any intention that any estate created under such sublease be merged with any other estate held by either of said parties. Tenant covenants and agrees (i) that any such assignment or subletting by the subtenant may be for any purpose or purposes that Landlord, in Landlord's uncontrolled discretion, shall deem suitable or appropriate, (ii) that Tenant, at Tenant's expense, shall and will at all times provide and permit reasonably appropriate means of ingress to and egress from such space so sublet by Tenant to Landlord, and (iii) that at the expiration of the term of such sublease, Tenant will accept the space covered by such sublease in its then existing condition, subject to the obligations of Landlord to make such repairs thereto as may be necessary to preserve the premises demised by such sublease in good order and condition.

         10.07 In the event Landlord does not exercise its option to so sublet such space, Landlord covenants not to unreasonably withhold its consent which must be in writing, to a subletting, provided, however, that Landlord shall not, in any event, be obligated to consent to any such proposed subletting unless:

                  (a) Tenant shall furnish Landlord with the name and business address of the proposed subtenant, a counterpart of the proposed subleasing agreement, and satisfactory information with respect to the nature and character of the business of the proposed subtenant together with current financial information and references reasonably satisfactory to Landlord;

                  (b) in the reasonable judgment of Landlord the proposed subtenant is of a character and engaged in a business such as are in keeping with the standards of Landlord in those respects for the Building; and

                  (c) the purposes for which the proposed subtenant intends to use the portion of the Demised Premises sublet to it are uses expressly permitted by and not expressly prohibited by this Lease; and

                  (d) Tenant shall not have (i) advertised or publicized in any way the availability of all or part of the Demised Premises without prior notice to and approval by Landlord, (ii) listed or publicly advertised the rental rate less than the fixed rent and additional rent (pursuant to Articles 6 and 7) then payable hereunder for such space; but the provisions of this subsection, however, shall not be deemed to prohibit Tenant from negotiating a sublease at a lesser rate of rent and consummating the same insofar as it may be permitted under the provisions of this Article; and

                  (e) the proposed subtenant is not an existing tenant of Landlord who leases space in the Building or in the Complex.

                  (f) Tenant shall pay to Landlord immediately upon receipt thereof, a sum equal to the amount of (i) all fixed rent and additional rent and any other consideration paid to Tenant by any subtenant which is in excess of the fixed rent and additional rent then being paid by Tenant to Landlord pursuant to the terms hereof, and (ii) any other profit or gain realized by Tenant from any such subletting (after first deducting, in either such instance. the reasonable costs and expense incurred by Tenant in connection with such subletting); if only a part of the Demised Premises is sublet, then the fixed rent and additional rent paid therefor by Tenant to Landlord shall be deemed to be the traction thereof that the area of the sublet space bears to the entire Demised Premises.

                  (g) Tenant shall together with requesting Landlord's consent hereunder, have paid Landlord any costs incurred by Landlord to review the proposed subletting including reasonable attorneys' fees incurred by Landlord.

                  (h) In the case of a subletting of a portion of the Demised Premises, the portion so sublet shall be regular in shape and suitable for normal renting purposes; and

                  (i) Tenant shall have reimbursed Landlord for Landlord's costs incurred in the plan review or plan approval should Tenant propose the alterations to the Demised Premises to make same suitable for the occupancy by Tenant's subtenant.

                   Except for any subletting by Tenant to Landlord pursuant to the provisions of this Article, each subletting pursuant to this Article shall be subject to all the covenants, agreements, terms, provisions and conditions contained in this Lease. Tenant covenants and agrees that notwithstanding any such subletting to Landlord or any such subletting to any other subtenant and/or acceptance of rent or additional rent by Landlord from any subtenant, Tenant shall and will remain fully liable for the payment of the fixed rent and additional rent due and to become due hereunder and for the performance of all the covenants, agreements, terms, provisions and conditions contained in this Lease on the part of Tenant to be performed and all acts and omissions of any licensee or subtenant or anyone claiming under or through any subtenant which shall be in violation of any of the obligations of this Lease and any such violation shall be deemed to be a violation by Tenant. Tenant further covenants and agrees that notwithstanding any such subletting, no other and further subletting of the Demised Premises or any part thereof shall or will be made except upon compliance with and subject to the provisions of this Article.

         10.08 With respect to each and every sublease or subletting authorized by the provisions of this Article:

                  (a) No subletting shall be for a term ending later than one day prior to the Expiration Date of this Lease, and that part, if any, of the proposed term of any sublease or any renewal or extension thereof which shall extend beyond a date one day prior to the Expiration Date or the earlier termination of the term of this Lease, is hereby deemed to be a nullity.

                  (b) Upon the execution of any such sublease as may be authorized by this Article, Tenant shall promptly deliver to Landlord a copy of each such sublease.

         10.09 Landlord's approval is required for the use of any name other than Tenant's name for identification on any signs or directory listings in the Building.

                 The listing of any name other than that of Tenant, even though approved by Landlord, shall not:

                 (i) Constitute a waiver of Landlord's right to withhold consent to any sublet or assignment pursuant to this Article;

                 (ii) Be deemed an implied consent by Landlord to any sublet of the Premises or any portion thereof, to any assignment or transfer of the lease, or to any unauthorized occupancy of the Premises, except in accordance with the express terms of the Lease; or

                 (iii) Operate to vest any right or interest in the Lease or in the Premises.

                 The use of any such other name or listing as provided above shall constitute a privilege extended by Landlord to Tenant, and shall be revocable at Landlord's will by notice to Tenant.

                                   ARTICLE 11
           Compliance with Laws and Requirements of Public Authorities

         11.01 Tenant shall promptly notify Landlord of any written notice it receives of the violation of any law or requirements of any Federal, State, Municipal or other public authority, and at its expense Tenant shall comply with all laws and requirements of such public authorities which shall, with respect to the Building or the Demised Premises or the use and occupation thereof or the abatement of any nuisance, impose any violation, order or duty on Landlord or Tenant, arising from (i) the manner of conduct of Tenant's business or operation of its installations, equipment or other property within the Demised Premises, to the extent such manner of conduct is inconsistent with the manner of conduct of a majority of other tenants of the Building, (ii) any cause or condition created by or at the instance of Tenant (other than Landlord's Work), or (iii) breach of any of Tenant's obligations hereunder. Landlord hereby represents and warrants to Tenant that Landlord has not received any written notice of violation of any such law or requirements which affects the Building and remains uncured.

                                   ARTICLE 12
                                   Insurance

         12.01 Tenant shall not do, or permit anything to be done, or keep or permit anything to be kept in the Demised Premises which would increase the fire or other casualty insurance rate on the Building or the property therein over the rate which would otherwise then be in effect (unless Tenant pays the resulting increased amount of premium as provided in Section 12.02) or which would result in insurance companies of good standing refusing to insure the Building or any of such property in amounts and at normal rates reasonably satisfactory to Landlord.

         12.02 If, by reason of any act or omission on the part of Tenant, the rate of fire insurance with extended coverage on the Building or equipment or other property of Landlord shall be higher than it otherwise would be, Tenant shall reimburse Landlord, on demand, for that part of the premiums for fire insurance and extended coverage paid by Landlord because of such act or omission on the part of Tenant, which sum shelf be deemed to be additional rent and collectible as such.

         12.03 In the event that any dispute should arise between Tenant and Landlord concerning rates, a schedule or make up of rates for the Building or the Demised Premises, as the case may be, issued by a Fire Insurance Rating Organization or other similar body making rates for fire insurance and extended coverage for the premises concerned, shall be presumptive evidence of the facts therein stated and of the several items and charges in the fire insurance rates with extended coverage then applicable to such premises.

         12.04 Tenant shall obtain and keep in full force and effect during the term of this Lease at its own cost and expense comprehensive General Public Liability Insurance on an occurrence basis with combined single minimum limits of liability in an amount of not less than $3,000,000.00 for bodily injury or death including personal injury, and with respect to damage to property, water damage and sprinkler leakage including legal liability arising out of any one occurrence, which insurance shall contain contractual liability insurance covering the matters set forth in Article 21. Landlord shall maintain throughout the term of this Lease fire and other casualty insurance with replacement cost coverage for the Building.

         12.05 All policies of insurance to be obtained and furnished by Tenant hereunder shall be issued and carried in the name of Landlord and Tenant, as their respective interests may appear, together with such other party or parties as may be designated by Landlord, as their interests may appear. All such policies of insurance shall be issued by a financially responsible company or companies, authorized to issue such policy or policies, and licensed to do business in the State of Connecticut, which shall be reasonably satisfactory to Landlord, and shall contain endorsements providing as follows: (a) that any such insurance shall not be subject to cancellation, termination, reduction or change, except with 30 days' prior written notice sent by registered mall to Landlord by the insurance company; and (b) that Landlord shall not be liable for any damage by fire or other casualty covered by such insurance, regardless of the cause, it being understood that Tenant shall look solely to its insurer or insurers for reimbursement. Landlord and Tenant waive their right to recover damages against each other for any reason whatsoever to the extent the damaged party recovers from its insurance carrier. Any insurance policy procured by Landlord or Tenant which does not name the other as an additional insured shall contain an express waiver of any right of subrogation by the insurance company against such other party. All public liability and property damage policies shall contain an endorsement that Landlord, although named as an insured, shall nevertheless be entitled to recover under said policies for any loss or damage occasioned to it, its servants, agents and employees. The original policy or policies together with satisfactory evidence of payment of the premium thereof, shall be delivered to Landlord on or before the commencement of any Work under this Lease, and upon renewals of such policies, not less than 30 days prior to the expiration of the term of any such coverage. The minimum limits of any insurance coverage required herein to be carried by Tenant shall not limit Tenant's liability under Article 21 hereof.

         12.06 In the event that Tenant at any time or times shall fail to obtain or maintain in full force and effect any or all of the insurance policies and coverage required of it hereunder, or should Tenant violate any of the provisions of Section 12.05 herein, Landlord, at its election after ten (10) days written notice to Tenant, and as agent for Tenant, may obtain such insurance or coverage, or additional insurance or coverage as the case may be, pay the premiums thereon or take such other steps as may be necessary to meet the requirements of this Article and thereafter, upon demand, obtain reimbursement of the costs so expended from Tenant. The failure of Landlord to obtain evidence of the required insurance coverage shall not relieve Tenant of its obligations under this Article.

                                   ARTICLE 13
                             Rules and Regulations

         13.01 Tenant and its employees and agents shall faithfully observe and comply with the rules and regulations set forth in the attached Exhibit "C" (the "Rules and Regulations"), and such reasonable changes therein (whether by modification, elimination or addition) as Landlord at any time or times hereafter may make and communicate in writing to Tenant, which do not unreasonably affect the conduct of Tenant's business in the Demised Premises; provided, however, that in case of any conflict or inconsistency between the provisions of this Lease and any Rules and Regulations enacted subsequent to the date of this Lease the provisions of this Lease shall control.

         13.02 Notwithstanding anything to the contrary in any of the Rules and Regulations set forth in Exhibit "C":

                  (a) Tenant may bring into and keep in the Demised Premises such small quantities of inflammable or combustible objects or materials as are permitted by local law and as are incidental to the use of the Demised Premises for the purposes permitted by Article 2, but this shall not be deemed to relieve Tenant of responsibility to comply with all other obligations of this Lease that may be applicable to or result from the introduction or maintenance of such objects or materials in the Demised Premises, including but not limited to compliance with the provisions of Sections 12.01 and 12.02.

                  (b) Subject to the provisions of Paragraph 2.02(c), Landlord shall not unreasonably withhold its consent to the installation, maintenance and operations by Tenant in the Demised Premises of data processing machines, office duplicating machines, teletypewriter machines and other business machines and machinery customarily used in offices in the ordinary course of business, provided, however, that Tenant shall comply with all other obligations of this Lease that may be applicable to or result from such installation, maintenance or operation.

                  (c) Landlord shall not unreasonably withhold from Tenant any approval provided for in the Rules and Regulations.

                  (d) Whenever Landlord shall claim, by written notice to Tenant, that Tenant is violating any of the provisions of the Rules and Regulations, and Tenant shall in good faith dispute such claim by written notice given to Landlord within ten (10) days after service of Landlord's notice of the violation, the dispute shall be determined by arbitration pursuant to Article 33.

                  (e) Tenant shall utilize only security and cleaning services approved in writing by Landlord.

                                   ARTICLE 14
                        Alterations and Tenant's Property

         14.01 Tenant shad not make any alterations, decorations, installations, additions, or improvements in or to the Demised Premises without Landlord's prior written consent, which consent Landlord agrees shall not be unreasonably withheld or delayed.

         14.02 All work done by or on behalf of Tenant ("Tenant work") shall be done at Tenant's sole expense and shall be done only by Landlord's contractors, or Tenant's contractors approved by the Landlord.

         14.03 All alterations, decorations, installations, additions or improvements upon the Demised Premises made by any party shall at the expiration of the term hereof become the property of the Landlord and be surrendered with the Demised Premises as part thereof at the end of the term. Tenant's special chandeliers, business and trade fixtures, machinery and equipment, whether or not attached to the Demised Premises, which are installed by or for the account of Tenant, and can be removed without permanent structural damage to the Demised Premises or the Building, and all furniture, furnishings and other articles of movable personal property shall be and shall remain Tenant's property and may be removed by it prior to the expiration date of this Lease; provided, however, that if any of Tenant's property is removed, Tenant shall repair or pay the cost of repairing any damage to the Demised Premises resulting from such removal. Any equipment or other property for which Landlord shall have granted any allowance or credit to Tenant shall not be deemed to have been installed by or for the account of Tenant and shall not be considered Tenant's property.

         14.04 At or before the Expiration Date, or the date of any earlier termination of this Lease, Tenant at its expense, shall remove from the Demised Premises all of Tenant's property (including telecommunications and data wiring) except such items thereof as Tenant shall have expressly agreed in writing with Landlord were to remain and to become the property of Landlord, and shall repair any damage to the Demised Premises or the Building resulting from such removal. Any other items of Tenant's property (except money or securities) which shall remain in the Demised Premises after the Expiration Date or after a period of fifteen (15) days following an earlier termination date, may, at the option of the Landlord, be deemed to have been abandoned, and in such case either may be retained by Landlord as its property or may be disposed of, without accountability, in such manner as Landlord may see fit at Tenant's expense. If carpet (other than carpet existing in the Demised Premises on the Commencement Date or installed as part of Landlord's Work) is glued down with an adhesive substance not previously approved by Landlord, then at Landlord's option, Tenant may be required to remove the carpet at Tenant's expense.

         14.05 All Tenant's work, at all times, shall comply with laws, orders and regulations of governmental authorities having jurisdiction thereof and all rules and regulations of Landlord. Tenant, at its expense, shall obtain all necessary governmental permits and certificates for the commencement and prosecution of Tenant's work and for final approval thereof upon completion, and shall cause Tenant's work to be performed in compliance therewith and with all applicable requirements of insurance bodies, and in a good and first class workmanlike manner, using materials and equipment at least equal in quality to the original installation of the Building. Tenant's work shall be performed in such a manner so as not to interfere with the occupancy of any other tenant in the Building, nor delay or impose any additional expense upon Landlord in the construction, maintenance or operation of the Building. Throughout the performance of Tenant's work, Tenant, at its expense, shall carry, or cause to be carried, workmen's compensation insurance in statutory limits, and general liability insurance for any occurrence in or about the Building, on which Landlord and its managing agent shall be named as parties insured, in such limits as Landlord may reasonably prescribe, with insurers reasonably satisfactory to Landlord. Tenant shall furnish Landlord with reasonably satisfactory evidence that such insurance is in effect at or before the commencement of Tenant's work and, on request, at reasonable intervals thereafter during the continuance of Tenant's work. No Tenant's work shall involve the removal of any fixtures, equipment or other property in the Demised Premises which are not Tenant's property, unless Landlord's prior written consent is first obtained and unless such fixtures, equipment or other property shall be promptly replaced at Tenant's expense and free of superior title, liens and claims, with fixtures, equipment or other property (as the case may be) of like utility and at least equal value (which replaced fixture, equipment or other property shall thereupon become the property of Landlord), unless Landlord shall otherwise expressly consent in writing.

         14.06. Tenant, at its expense, and with diligence and dispatch, shall procure the cancellation or discharge of all notices of violation, arising from or otherwise connected with Tenant's work which shall be issued by any public authority having or asserting jurisdiction. Tenant shall defend, indemnify and save harmless Landlord against any and all mechanics and other liens in connection with Tenant's work, repairs or installation, including but not limited to the liens of any conditional sale of, or chattel mortgages upon, any materials, fixtures, or articles installed in and constituting part of Demised Premises and against all costs, attorney's fees, fines, expenses and liabilities reasonably incurred In connection with any such lien, conditional sale or chattel mortgage or any action or proceeding brought thereon.

                 Tenant, at its expense, shall procure the satisfaction or discharge of all such liens within ten (10) days of the filing of such lien against the Demised Premises or the Building. If Tenant shall fail to cause such lien to be discharged within the period aforesaid, then, in addition to any other right of remedy, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings, and in any such event Landlord shall be entitled, if Landlord so elects, to compel the prosecution of an action for the foreclosure of such lien by the lienor and to pay the amount of the judgment in favor of the lienor with interest, costs and allowances. Any amount so paid by Landlord and all costs and expenses incurred by Landlord, in connection therewith, together with interest thereon at the rate of one percent per month or portion thereof from the respective dates of Landlord's making of the payment or incurring of the cost and expense shall constitute additional rent payable by Tenant under this Lease and shall be paid by Tenant on demand. It Tenant makes any such payment it shall not be entitled to any set-off against rent due hereunder. Tenant agrees that it will not at any time prior to or during the term of this Lease, either directly or indirectly, use any contractors, labor or materials in the Demised Premises, if the use of such contractors, labor or materials would, in the Landlord's opinion, create any difficulty with other contractors or labor engaged by Tenant or Landlord or others or would in any way disturb harmonious labor relations in the construction, maintenance or operation of the Building or any part thereof.

                                   ARTICLE 15
                             Repairs and Maintenance

         15.01 Subject to Landlord's obligations under Section 15.02, Tenant shall take good care of the interior of the Demised Premises and the fixtures and appurtenances therein, and at its sole cost and expense shall make all repairs thereto, as and when needed to preserve them in good working order and condition. In addition, Tenant, at its expense, shall promptly make all repairs, ordinary or extraordinary, interior or exterior, structural or otherwise, in and about the Demised Premises and the Building as shall be required by reason of
(i) the performance or existence of work by Tenant necessary to suit the Demised Premises to Tenant's initial occupancy or Tenant's work, (ii) the installation, use of operation of Tenant's property in the Demised Premises, (iii) the moving of Tenant's property in or out of the Building, or (iv) the misuse or neglect of Tenant or any of its employees, agents or contractors. Tenant shall not be responsible, and Landlord shall be responsible, for any repairs to the Demised Premises as are required by reason of Landlord's neglect or other fault in the manner of performing any work as part of Landlord's Work or Tenant's work which may be undertaken by Landlord for Tenant's account or as are otherwise required by reason of neglect or other fault of Landlord or its employees, agents or contractors.

         15.02 Landlord shall keep and maintain the Building and its fixtures, appurtenances, systems (including, HVAC, plumbing and electrical systems providing service to the Demised Premises) and facilities serving the Demised Premises and the Common Areas, in good working order, condition and repair and shall make all structural repairs, interior and exterior, except as indicated in
Section 15.01, as and when needed in the Building, except for those repairs for which Tenant is responsible pursuant to any other provisions of this Lease, and subject to all other provisions of this Lease, including but not limited to the provisions of Article 21.

         15.03 Except as expressly otherwise provided In this Lease, Landlord shall have no liability to Tenant by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord or any tenant making any repairs or changes or performing maintenance services, whether or not Landlord is required or permitted by this Lease or by law to make such repairs or changes or to perform such services in or to any portion of the Building or the Demised Premises, or in or to the fixtures, equipment or appurtenances of the Building or the Demised Premises, provided that Landlord shall be reasonably diligent with respect thereto and shall perform such work, except in case of emergency, at times reasonably convenient to Tenant and otherwise in such manner and to the extent practical as will not unreasonably interfere with Tenant's use and occupancy of the Demised Premises.

                                   ARTICLE 16
                                Electrical Energy

         16.01 Landlord shall furnish electrical energy for use by the Tenant in the Demised Premises for lighting and operation of its business machines.

         16.02 Tenant shall pay to Landlord such amounts and at such times as is set forth in Exhibit "E", attached hereto and made a part hereof.

         16.03 Landlord shall in no way be liable for any failure of or defect in the character or supply of electrical energy supplied to the Demised Premises.

         16.04 Tenant shall at its expense, install all lamps (including, but not limited to, incandescent and fluorescent), starters and ballasts used in the Demised Premises.

                                   ARTICLE 17
                     Heat, Ventilation and Air Conditioning

         17.01 Landlord shall maintain and operate the heating, ventilation and air conditioning systems in the Building and shall furnish heat, ventilation and air conditioning in the Demised Premises through such systems during regular business hours, but not before 8:00 A.M., or after 6:00 P.M. on business days (which term is used herein to mean all days except Saturdays, Sundays and the days observed by the Federal or the Connecticut government as legal holidays). If Tenant shall require ventilating and air conditioning service or heating service at any other time (hereinafter called "after hours", Landlord shall furnish after hours ventilating and air conditioning service or heating service upon reasonable advance notice from Tenant, and Tenant shall pay Landlord's then established charges therefor on Landlord's demand, which charge is currently $11.00 per hour. Such charge may be increased by landlord as the costs to Landlord of providing such after hours service increases from time to time but such charges shall not exceed 121% of Landlord's actual cost of labor, utilities and equipment depreciation used in providing such after hours air conditioning or heating service. If any of the other tenants of the Building shall request and receive after hours heating or air conditioning service pursuant to Landlord's obligation to provide the same to them, at the same time as Tenant, only that equitably pro-rated portion of such labor and utilities costs as shall be incurred for such common service shall be charged to Tenant.

         17.02 Landlord will not be responsible for the failure of the air conditioning system to meet performance specifications as stated in the "HVAC Specifications" annexed hereto as Exhibit D, if such failure results from the occupancy of the Demised Premises with more than an average of one person for each 100 square feet or if the Tenant installs and operates machines and appliances, the installed electrical load of which when combined with the load of all lighting fixtures exceeds seven watts per square foot of floor area in any one room or other area. If due to use of the Demised Premises in a manner exceeding the aforementioned occupancy and electrical load criteria, or due to rearrangement of partitioning after the initial preparation of the Demised Premises, interference with normal operation of the air conditioning in the Demised Premises results, necessitating changes in the air conditioning system servicing the Demised Premises, such changes shall be made by Landlord upon written notice to Tenant at Tenant's sole cost and expense. Tenant agrees to lower and close window coverings when necessary because of the sun's position whenever the air conditioning system is in operation, and Tenant agrees at all times to cooperate fully with Landlord and to abide by all the regulations and requirements which Landlord may prescribe for the proper functioning and protection of the air conditioning system. Landlord, throughout the term of this Lease, shall have free and unrestricted access to any and all air conditioning facilities in the Demised Premises. Landlord shall not be required to furnish, and Tenant shall not be entitled to receive, any air conditioning during any period wherein Tenant shall be in default, beyond applicable notice and grace periods contained herein for the cure thereof, in any material provision of this Lease.

                                   ARTICLE 18
                           Landlord's Other Services

         18.01 Landlord, at its expense, shall provide public elevator service, by elevators serving the floors on which the Demised Premises are situated as specified and shown in the Building plans and specifications, during regular hours of business days, and shall have at least one passenger elevator subject to call at all other times. The elevators, or any of them, may be operated by automatic control and/or by manual control, as Landlord shall determine at any time or from time to time. Landlord shall not be obligated to furnish an operator for any automatic elevator and shall have no liability to Tenant for discontinuing the service of any operator theretofore furnished. If Tenant shall require Saturday or after hours service of elevators or of the loading area in the Building under such circumstances as in Landlord's reasonable judgment, will require service or attention by Landlord's personnel, Tenant shall pay Landlord, on demand, a reasonable charge attributable to such service or attention.

         18.02 Provided that Tenant shall keep the interior of the Demised Premises in good order, Landlord, at its expense, shall cause the Demised Premises, including the exterior and the interior of the windows thereof (subject to Tenant maintaining unrestricted access to such windows), to be cleaned in accordance with the standards set forth in the attached Exhibit "B" (the "Cleaning Schedule"). Tenant acknowledges that Landlord shall have no responsibility to clean the kitchen area of the Demised Premises. Tenant shall pay to Landlord on demand the costs incurred by Landlord for (a) cleaning work in the Demised Premises or the Building required because of (i) misuse or neglect on the part of the Tenant or its employees or visitors, (ii) use of portions of the Demised Premises for preparation, serving, or consumption of food or beverages, reproducing operations, private lavatories or toilets or other special purposes requiring greater or more difficult cleaning work than office areas, (iii) unusual quantity of interior glass surfaces, (iv) non-standard building materials or finishes installed by Tenant or at its request, (v) increases in frequency or scope in any of the items set forth in Exhibit "B" as shall have been requested by Tenant, and (b) removal from the Demised Premises and the Building of (i) so much of any refuse and rubbish of Tenant as shall exceed that normally accumulated daily in the routine of ordinary business office occupancy, and (ii) all of the refuse and rubbish of Tenant's business machines and the refuse and rubbish of any other eating facilities requiring special handling (known as "wet garbage"). Landlord and its cleaning contractor and their employees shall have after hours access to the Demised Premises and the use of Tenant's light, power and water in the Demised Premises as may be reasonably required for the purpose of cleaning the Demised Premises.

         18.03 Landlord, at its expense, shall furnish adequate hot and cold water for sink, drinking, lavatory, toilet, and ordinary cleaning purposes to the plumbing fixtures of central Facilities of the Building serving the Demised Premises.

         18.04 Landlord shall keep and maintain the public areas and the public facilities of the Building clean and in good order and the sidewalks, driveways and parking areas adjoining the Building shall be kept in good repair and free of accumulation of snow and ice or unlawful obstructions.

         18.05 Landlord, subject to its prior written approval, at its expense, and on Tenant's request, shall maintain listings on the Building directory of the names of Tenant, its organizational divisions and any other person or business entities lawfully occupying the Demised Premises or any part thereof, and the names of any of their officers and employees, provided that the names so listed shall not take up more than Tenant's Proportionate Share of the space on the Building directory, the size of which shall be determined by Landlord. Landlord and Tenant agree that, initially, such Tenant's Proportionate Share shall entitle Tenant to the use of a total of twelve (12) directory lines, allocated as follows: four (4) lines to display Tenant's corporate name on the directory board in the Building; one (1) line to display Tenant's corporate name on the main directory board in the building in the Complex known as One Landmark Square; and the remaining seven (7) lines may be used for individual names of Tenant's executives or employees, as selected by Tenant. The listing of any name other than that of Tenant on the Building directory or on any of the doors of the Demised Premises shall not be deemed to vest in the person or entity so listed any right or interest in this Lease or in the Demised Premises or to constitute the consent of Landlord required under
Article 10, or a waiver thereof. Notwithstanding anything to the contrary herein, initial listings on the Building directory shall be at Landlord's expense, and any subsequent changes and/or additions shall be at Tenant's expense.

         18.06 Landlord reserves the right, without any liability to Tenant, except as otherwise expressly provided in this Lease, and without being in breach of any covenant of this Lease, to stop, interrupt or suspend service of any of the heating, ventilating, air conditioning, electric, sanitary, elevator or other Building systems serving the Demised Premises, or the rendition of any of the other services required of Landlord under this Lease, whenever and for so long as may be necessary, by reason of accidents, emergencies, strikes or the making of repairs or changes which Landlord is required by law to make or in good faith deems advisable, or by reason of difficulty in securing proper supplies of fuel, steam, water, electricity, labor or supplies, or by reason of any other cause beyond Landlord's reasonable control, including Governmental restrictions on the use of materials or the use of any of the Building systems. In each instance Landlord shall exercise reasonable diligence to eliminate the cause of stoppage and to effect restoration of service and shall give Tenant reasonable notice, when practicable, of the commencement and anticipated duration of such stoppage, and if any work is required to be performed in or about the Demised Premises for such purpose, the provisions of Section 15.03 shall apply. Tenant shall not be entitled to any diminution or abatement of rent or other compensation nor shall this Lease or any of the obligations of Tenant be affected or reduced by reason of the interruption, stoppage or suspense of any of the Building systems or services arising out of the causes set forth in this Section.

                                   ARTICLE 19
                  Access, Changes In Building Facilities, Name

         19.01 All walls, windows and doors bounding the Demised Premises (including exterior Building walls, corridor walls and doors and any corridor entrance), except the inside surfaces thereof, any terraces or roofs adjacent to the Demised Premises, and any space in or adjacent to the Demised Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof, as well as access thereto through the Demised Premises for the purposes of operation, maintenance, decoration and repair are reserved to Landlord; provided that Landlord shall use reasonable efforts to avoid material interference with Tenant's business in exercising such right of access.

         19.02 Tenant shall permit Landlord to install, use and maintain pipes, ducts and conduits within or through the Demised Premises, or through the walls, columns and ceilings therein, provided that the installation work is performed at such times and by such methods as will not unreasonably interfere with Tenant's use and occupancy of the Demised Premises, or damage the appearance thereof, reduce the floor area thereof by more than two percent (2%) (without an appropriate adjustment in rent) or materially affect Tenant's layout. Where access doors are required for mechanical fixtures in or adjacent to the Demised Premises, Landlord shall furnish and install such access doors and confine their location, wherever practical to closets, coat rooms, toilet rooms, corridors and kitchen or pantry rooms. Landlord and Tenant shall cooperate with each other in the location of Landlord's and Tenant's facilities requiring such access doors.

         19.03 Landlord or Landlord's agents or employees shall have the right upon request made on reasonable advance notice to Tenant, or to an authorized employee of Tenant at the Demised Premises, to enter and/or pass through the Demised Premises or any part thereof, at reasonable times during reasonable hours, (i) to examine the Demised Premises or to show them to the fee owners, lessors of superior leases, holders of mortgages, insurance carriers, or prospective purchasers, mortgagees or lessees of the land or the Building, and (ii) for the purpose of making such repairs or changes or doing such repainting in or to the Demised Premises or in or to the Building or its facilities as may be provided for by this Lease or as Landlord may deem necessary or as Landlord may be required to make by law or in order to repair and maintain the Building or its fixtures or facilities. Landlord shall be allowed to take all materials into and store such materials upon the Demised Premises which may be required for such repairs, changes, repainting or maintenance. Landlord's rights under this Section shall be exercised in such a manner as will not unreasonably interfere with Tenant's use and occupancy of the Demised Premises. Landlord, its agents or employees, shall also have the right to enter on and/or pass through the Demised Premises, or any part thereof without notice at such times as such entry shall be required by circumstances of emergency affecting the Demised Premises or the Building.

         19.04 During the period of 9 months prior to the Expiration Date Landlord may exhibit the Demised Premises to prospective tenants upon the same notice and subject to the same conditions as are provided in Section 19.03. If, during the last month of the term hereof, Tenant shall have removed all of Tenant's property therefrom, Landlord may, upon at least 48 hours notice to Tenant, enter and alter, renovate and redecorate the Demised Premises without incurring any liability to Tenant therefor.

         19.05 Landlord reserves the right, at any time after completion of the Building, without incurring any liability to Tenant therefor, to make such changes in or to the Building and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, elevators, and stairways thereof, as it may deem necessary or desirable; provided that there be no unreasonably lengthy interference with the use of the Demised Premises or in the services furnished to the Demised Premises, and no reduction in the area of the Demised Premises in excess of two percent without an appropriate adjustment in rent, nor material reduction in the number of parking spaces available for Tenant's use (unless Landlord provides substitute parking within reasonable walking distance from the Building).

         19.06 The Landlord reserves the right to select a name for the Building and to make such change or changes of name as it may deem appropriate during Tenant's occupancy (but only upon thirty (30) days' written notice), and Tenant agrees not to refer to the Building by any other name than (i) the name selected by Landlord, or (ii) the postal address approved by the U.S. Post Office.

         19.07 Landlord may limit and restrict, as provided in the Rules and Regulations attached hereto, the means of access to the Demised Premises outside of normal business hours, so long as Tenant's employees and authorized agents have reasonable access to all parts of the Demised Premises. Tenant and its agents, employees and visitors shall be entitled to access from the Demised Premises to, and the right to use, the toilets, lavatories and powder rooms only on the floor (or floors) on which the Demised Premises are located.

                                   ARTICLE 20
                       Shoring, Notice of Accidents, etc.

         20.01 If an excavation or other substructure work shall be undertaken or authorized upon land adjacent to the Building or in the vaults beneath the Building or in subsurface space adjacent to the said vaults, Tenant, without liability on the part of the Landlord therefor, shall afford to the person causing or authorized to cause such excavation or other substructure work license to enter upon the Demised Premises for the purpose of doing such work as such person shall deem necessary to protect or preserve any of the walls or structures of the Building or surrounding lands from injury or damage and to support the same by proper foundations, pinning and/or underpinning, and, except in case of emergency, if so requested by Tenant such entry shall be accomplished in the presence of a representative of Tenant, who shall be designated by Tenant promptly upon Landlord's request. The said license to enter shall be afforded by Tenant without any claim for damages or indemnity against the Landlord and Tenant shall not be entitled to any diminution or abatement of rent on account hereof.

         20.02 Tenant shall give notice to Landlord promptly after Tenant learns of (i) any accident in or about the Demised Premises or the Building,
(ii) any fire in the Demised Premises, (iii) all damages to or defects in the Demised Premises, including the fixtures, equipment and appurtenances thereof, for the repair of which Landlord might be responsible or which constitutes Landlord's property, and (iv) all damage to or defects in any parts of the Building's sanitary, electrical, heating, ventilating, air conditioning, elevator and other systems located in or passing through the Demised Premises.

                                   ARTICLE 21
                       Non-Liability and Indemnification

         21.01 Neither Landlord nor any agent or employee of Landlord shall be liable to Tenant, its employees, agents, contractors and licensees, and Tenant shall hold Landlord harmless for any injury or damage occurring on or about the Demised Premises during the term of this Lease to Tenant or to any other person or for any damage to, or loss (by theft or otherwise) of, any property of Tenant and/or of any other person, irrespective of the cause of such injury, damage or loss, unless (with respect to personal injury only) such injury was caused by or due to the negligence of Landlord, its agents or employees without contributory negligence on the part of Tenant; it being understood that no property, other than such as might normally be brought upon or kept in the Demised Premises as incident to the reasonable use of the Demised Premises for the purposes herein permitted, will be brought upon or be kept in the Demised Premises. Landlord shall not be liable in any event for loss of, or damage to, any property entrusted to any of Landlord's employees or agents by Tenant without Landlord's specific written consent.

         21.02 Landlord and Tenant shall defend, indemnify and save each other harmless and their respective agents and employees against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including reasonable architects' and attorneys' fees, which may be imposed upon or incurred by or asserted against such other party and/or its agents or employees by reason of any of the following occurring during the term of this Lease, or during any period of time prior to the Commencement Date that Tenant may have been given access to or possession of all or any part of the Demised Premises pursuant to Section 3.03:

                  (a) Any work or thing done in or about the Demised Premises or any part thereof by or at the instance of the indemnifying party, its agents, contractors, subcontractors, servants, employees, licensees or invitees;

                  (b) any negligence or otherwise wrongful act or omission on the part of the indemnifying party or any of its agents, contractors, subcontractors, servants, employees, subtenants, licensees or invitees;

                  (c) any accident, injury or damage to any person or property occurring in, on or about (1) the Demised Premises or any part thereof (with regard to Tenant) or (2) the Common Areas (with regard to Landlord);

                  (d) any failure on the part of the indemnifying party to perform or comply with any of the covenants, agreements, terms, provisions, conditions or limitations contained in this Lease on its part to be performed or complied with.

                           In case any action or proceeding is brought against
the party to be indemnified by reason of any such claim, the indemnifying party upon written notice from the other, shall at the indemnifying party's expense resist or defend such action or proceeding by counsel approved by the other party in writing, which approval such other party shall not unreasonably withhold.

         21.03 Whenever either party shall be obligated under the terms of this Lease to indemnify the other party, the indemnifying party may select legal counsel (subject to the consent of the indemnified party, which consent shall not be unreasonably withheld) and shall keep the indemnified party fully apprised at all times of the status of such defense. Legal counsel of the insurer for either party is hereby deemed satisfactory to both parties.

         21.04 Except as otherwise expressly provided herein, this Lease and the obligations of Tenant to pay rent hereunder and perform all of the other covenants, agreements, terms, provisions and conditions hereunder on the part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease or is unable to supply or is delayed in supplying any service, express or implied, to be supplied or is unable to make or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of any cause whatsoever beyond Landlord's reasonable control, including, but not limited to, Acts of God, strikes, labor troubles, governmental preemption in connection with a national emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any governmental agency or by reason of the conditions of supply and demand which have been or are affected by war, hostilities or other similar emergency; provided that Landlord shall in each instance exercise reasonable diligence to effect performance when and as soon as possible.

         21.05 Notwithstanding any contrary provisions of this Lease whatsoever, including, without limitation, those pertaining to use and Permitted Use, Tenant shall not use, or permit the use of the Demised Premises, the Building or the complex so as to create or result in, directly or indirectly, (a) any sudden or gradual spill, leak, discharge, escape, seepage, infiltration, abandonment, dumping, disposal or storage (except in compliance with applicable laws) of any hazardous or industrial waste, substance or contamination, effluent, sewage, pollution or other detrimental or deleterious material or substance (including without limitation asbestos), or the disposal, storage or abandonment on the Complex of any material, tank or container holding or contaminated by any of the foregoing residues thereof, or the installation of any material or product containing or composed of any of the foregoing, in, on, from, under or above the Complex (the foregoing occurrences being hereinafter collectively called "Environmental Hazard"), or (b) any violation, or state of facts or condition which would result in a violation, of any Federal, State or local statute, law, code, rule, regulation or order applicable to any Environmental Hazard (the foregoing being hereinafter collectively call "Legal Violation"). In the event of the violation of the foregoing by Tenant, in addition to all other rights and remedies of Landlord under this Lease, regardless of when the existence of the Environmental Hazard or Legal Violation is determined, and whether during the Term or after the Expiration Date, (1) Tenant shall, immediately upon notice from Landlord, at Tenant's sole cost and expense, at Landlord's option, either (x) take all action necessary to test, identify and monitor the Environmental Hazard and to remove the Environmental Hazard from the Complex and dispose of the same and restore the Complex to the condition existing prior to such removal, and/or to remedy any Legal Violation, all in accordance with applicable Federal, State and local statutes, laws, codes, rules, regulations or orders or (y) reimburse Landlord for all costs and expenses incurred by Landlord for engineering or environmental consultant or laboratory services, in testing, investigating, identifying and monitoring the Environmental Hazard and in removing and disposing of the Environmental Hazard and in restoring the Complex, and/or in remedying any Legal Violation, and (ii) Tenant shall, and hereby does agree to defend with legal counsel acceptable to Landlord, indemnify and save harmless Landlord and Others in Interest against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including architects' and attorneys' fees and disbursements which may be imposed upon or incurred by or asserted against Landlord and Others in Interest, whether by any governmental authority, Tenant or other third party, by reason of any violation or alleged violation of any of the foregoing provisions of this Section. Notwithstanding the foregoing, Tenant shall have no responsibility nor liability to Landlord on account of any Environmental Hazard or Legal Violation relating to those portions of the Complex or the Building outside of the Demised Premises unless same (i) was caused, directly or indirectly, by Tenant or its employees, agents, licensees or invitees or (ii) resulted, directly or indirectly from conditions within the Demised Premises.

         Landlord hereby warrants and represents to Tenant that Landlord has not received any written notice of (i) any Legal Violation with respect to the Building or the Demised Premises, or (i) the existence of any Environmental Hazard at the Building or the Demised Premises.

                                   ARTICLE 22
                             Destruction or Damage

         22.01 If the Demised Premises and/or access thereto shall be partially or totally damaged or destroyed by fire or other casualty, then, Landlord shall, subject to its rights under Section 22.03 hereof, repair such damage and restore and rebuild the Demised Premises and/or access thereto as nearly as may be reasonably practical to its condition and character immediately prior to such damage or destruction, with reasonable diligence after notice to it of the damage or destruction.

         22.02 If the Demised Premises and/or access thereto shall be partially or totally damaged or destroyed by fire or other casualty not attributable to the fault, negligence or misuse of the Demised

Premises by the Tenant, its agents or employees under the provisions of this Lease, the rents payable hereunder shall be abated to the extent that the Demised Premises shall be rendered untenantable from the date of such damage or destruction to the date the damage shall be substantially repaired, restored or rebuilt. Should Tenant reoccupy a portion of the Demised Premises during the period that the repair, restoration, or rebuilding is in progress and prior to the date that the same are made completely tenantable, rents allocable to such portion shall be payable by Tenant from the date of such occupancy to the date the Demised Premises are made tenantable.

         22.03 In case the Building shall be so damaged by such fire or other casualty that substantial renovation, reconstruction or demolition of the Building shall, in Landlord's sole opinion, be required (whether or not the Demised Premises shall have been damaged by such fire or other casualty), then Landlord may, at its option, terminate this Lease and the term and estate hereby granted, by notifying Tenant in writing of such termination, within 60 days after the date of such damage. If at any time prior to Landlord giving Tenant the aforesaid notice of termination or commencing the repair and restoration pursuant to Section 22.01, the holder of a superior mortgage or any person claiming under or through the holder of such superior mortgage takes possession of the Building through foreclosure or otherwise, such holder or person shall have a further period of 60 days from the date of so taking possession to terminate this Lease by appropriate written notice to Tenant. In the event that such a notice of termination shall be given pursuant to either of the two immediately preceding sentences, this Lease and the term and estate hereby granted shall expire as of the date of such termination with the same effect as if that were the date hereinbefore set for the expiration of the term of this Lease, and the fixed and additional rent due and to become due hereunder shall be apportioned as of such date if not earlier abated pursuant to Section 22.02. Nothing contained in this Section shall relieve Tenant from any liability to Landlord or to its insurers in connection with any damage to the Demised Premises or the Building by fire or other casualty if Tenant shall be legally liable in such respect.

         22.04 No damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Demised Premises or of the Building pursuant to this Article. Landlord shall use its best efforts to effect such repair or restoration promptly and in such manner as not unreasonably to interfere with Tenant's use and occupancy.

         22.05 Landlord will not carry insurance of any kind on Tenant's property, and, except as provided by law or its breach of any of its obligations hereunder, shall not be obligated to repair any damage thereto or replace the same.

         22.06 The provisions of this Article shall be considered an express agreement governing any case of damage or destruction of the Demised Premises by fire or other casualty, and any law to the contrary, now or hereafter in force, shall have no application in such case.

         22.07 Notwithstanding any of the foregoing provisions of this Article, if Landlord or the holder of any superior mortgage shall be unable to collect all of the insurance proceeds (including rent insurance proceeds) applicable to damage or destruction of the Demised Premises or the Building by fire or other cause, by reason of some action or inaction on the part of the Tenant or any of its employees, agents or contractors, then, without prejudice to any other remedies which may be available against Tenant, the abatement of Tenant's rents provided for in this Article shall not be effective to the extent of the uncollected insurance proceeds.

                                   ARTICLE 23
                                 Eminent Domain

         23.01 In the event that the land, Building or any part thereof or the Demised Premises or any part thereof shall be taken in condemnation proceedings or by the exercise of any right of eminent domain or by agreement between the Landlord on the one hand and any governmental authority authorized to exercise such right on the other hand, Landlord shall be entitled to collect from any condemnor the entire award or awards that may be made in any such proceeding without deduction therefrom for any estate hereby vested in or owned by Tenant, to be paid out as in this Article provided. Tenant hereby expressly assigns to Landlord all of its right, title and interest in or to every such award and also agrees to execute any and all further documents that may be required in order to facilitate the collection thereof by Landlord.

         23.02 At any time during the term of this Lease if title to the whole or substantially all of the land, Building and/or Demised Premises shall be taken in condemnation proceedings or by the exercise of any right of eminent domain or by agreement between the Landlord on the one hand and any governmental authority authorized to exercise such right on the other hand, this Lease shall terminate and expire on the date of such taking and the fixed rent and additional rent provided to be paid by Tenant shall be apportioned and paid to the date of such taking. For the purposes of this Article "substantially all of the land, Building and/or Demised Premises" shall be deemed to have been taken if the remaining portion of such land, Building or Demised Premises not so taken cannot reasonably or practicably be repaired or reconverted so as to permit the use thereof for substantially the same purposes for which such land, Building or Demised Premises were used immediately prior to such taking.

         23.03 However, if substantially all of the land or Building is not so taken and if only a part of the entire Demised Premises shall be so taken, this Lease nevertheless shall continue in full force and effect, except that Tenant may elect to terminate this Lease if that portion of the Demised Premises then occupied by Tenant shall be reduced by more than 25%. Tenant shall give notice of such election to Landlord not later than thirty (30) days after (i) notice of such taking is given by Landlord to Tenant, or (ii) the date of such taking, whichever occurs first. Upon the giving of such notice by Tenant this Lease shall terminate on the date of service of Tenant's notice and the fixed rent and additional rent due and to become due, shall be prorated and adjusted as of the date of the taking. If Tenant fails to give such notice upon such partial taking, and this Lease continues in force as to any part of the Demised Premises not taken, the rents apportioned to the part taken shall be prorated and adjusted as of the date of taking and from such date the fixed rent and additional rent shall be reduced to the amount apportioned to the remainder of the Demised Premises.

         23.04 In the event of any such taking of less than the whole of the Building which does not result in a termination of this Lease, or in the event of such a taking of all or any part of the Demised Premises which does not result in a termination of this Lease, Landlord, at its expense, shall proceed with reasonable diligence to repair, alter and restore the remaining parts of the Building and the Demised Premises to substantially the same condition as it was in immediately prior to such taking to the extent that the same may be feasible, so as to constitute a tenantable Building and Demised Premises, provided that Landlord's liability under this Section shall be limited to the proportionate amount received by Landlord as an award arising out of such taking.

                                   ARTICLE 24
                                   Surrender

         24.01 On the last day of the term of this Lease, or upon any earlier termination of this Lease, or upon any reentry by Landlord upon the Demised Premises, Tenant shall quit and surrender the Demised Premises to Landlord broom clean, in the same condition it was delivered to Tenant on the Commencement Date, except for ordinary wear and tear and damage by condemnation, fire or other insured casualty; Tenant shall remove Tenant's property subject to the provisions of Article 14 hereof; and Tenant shall surrender to Landlord all keys to offices, lavatories and mail boxes and all Building identification and parking cards possessed by Tenant's employees.

         24.02 In the event Tenant remains in possession of the Demised Premises after the termination of this Lease without the execution by Landlord and Tenant of a new lease, Tenant, at the option of Landlord, shall at Landlord's option, be deemed to be occupying the Demised Premises as a tenant from month to month, at a monthly rental equal to one hundred fifty (150%) percent of the fixed rent and additional rent payable during the last month of the term, subject to all of the other terms of this Lease insofar as the same are applicable to a month to month tenancy.

         24.03 In the event Tenant remains in possession of the Demised Premises following the termination of this Lease, Tenant hereby indemnifies and agrees to hold Landlord harmless from and against any loss, cost, liability, claim, damage, fine, penalty, and expense, including attorneys' fees and disbursements, resulting from such delay by Tenant in surrendering the Demised Premises upon the termination of this Lease as provided in this Article 24, including without limitation, any claims made by any succeeding tenant or prospective tenant based upon such delay. In the event Tenant remains in possession of the Demised Premises for any period of time following the Expiration Date, Tenant shall be in default, and in addition to the rent provided in Section 24.02 hereof, Landlord shall be entitled to all of its rights and remedies provided in this Lease.

                                   ARTICLE 25
                            Conditions of Limitation

         25.01    (a)      This Lease and the term and estate hereby granted are
subject, inter alia, to the limitation that whenever Tenant shall make an assignment for the benefit of creditors, or shall file a voluntary petition under any bankruptcy or insolvency law, or an involuntary petition alleging an act of bankruptcy or insolvency is filed against Tenant, or whenever a petition shall be filed by or against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties, or whenever a permanent or temporary receiver of Tenant or of or for the property of Tenant shall be appointed, or if Tenant shall plead bankruptcy or insolvency as a defense in any action or proceeding, then, Landlord (a) at any time after receipt of notice of the occurrence of any such event, or (b) if such event occurs without the acquiescence of Tenant, at any time after event continues for 60 days, may give Tenant a notice of intention to end the term of this Lease at the expiration of five (5) days from the service of such notice of intention, and upon the expiration of said five (5) day period this Lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall terminate with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in
Article 27.

                  (b) If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. Section 101 et seq. (the Bankruptcy Code(M)), any and all consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies and other consideration constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and be promptly paid to or turned over to Landlord.

                  (c) If, pursuant to the provisions of the Bankruptcy Code, Tenant assumes this Lease and proposes to assign the same to any person or entity who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to Tenant then notice of such proposed assignment, setting forth (i) the name and address of such person, (ii) all of the terms and conditions of such offer, and (iii) the adequate assurance to be provided Landlord to assure such person's future performance under this Lease, including, without limitation, the assurance referred to in Section 365(b)(3) of the Bankruptcy Code, shall be given to Landlord by Tenant no later than twenty (20) days after receipt by Tenant but in any event no later than ten
(10) days prior to the date that approval to enter into such assignment and assumption, and Landlord shall thereupon have the prior right and option, subject to all legal restrictions under the Bankruptcy Code and to be exercised by notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commissions which may be payable out of the consideration to be paid by such person for the assignment of this Lease.

         25.02 This Lease and the term and estate hereby granted are subject to the further limitation that:

                  (a) whenever Tenant shall default in the payment of any installment of fixed rent, or in the payment of any additional rent, on any day upon which the same shall be due and payable and such default shall continue for ten (10) days after the date on which the same was due and payable, provided that Landlord shall give written notice to Tenant of such nonpayment not more than twice in any lease year, and thereupon and in such event Tenant shall not be in default until ten days after Landlord shall have given such notice; or

                  (b) whenever Tenant shall do or permit anything to be done, whether by action or inaction, contrary to any of Tenant's obligations hereunder, and if such situation shall continue and shall not be remedied by Tenant within fifteen (15) days after Landlord shall have given to the Tenant a notice specifying the same, or, in the case of a happening or default which cannot with due diligence be cured within a period of fifteen (15) days and the continuance of which for the period required for cure will not subject Landlord to the risk of criminal liability or termination of any superior lease or foreclosure of any superior mortgage, if Tenant shall not duly institute within such fifteen (15) day period and promptly and diligently prosecute to completion all steps necessary to remedy the same; or

                  (c) whenever any event shall occur or any contingency shall arise whereby this Lease or any interest therein or the estate hereby granted or any portion thereof or the unexpired balance of the term hereof would by operation of law or otherwise, devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted in Article 10.

                           Then in any such event at any time thereafter,
Landlord may give to Tenant a notice ending the term of this Lease on the date of the service of such notice and thereupon this Lease and the term and estate hereby granted, whether or not the term has theretofore commenced, shall terminate with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 27.

                                   ARTICLE 26
                   Re-entry by Landlord - Default Provisions

         26.01 If this Lease shall terminate for any reason whatsoever, Landlord or Landlord's agents and employees may without further notice immediately or at any time thereafter enter upon and reenter the Demised Premises or any part thereof, and possess or repossess itself thereof either by summary dispossess proceedings, ejectment or by any suitable action or proceeding at law, or by agreement, or by force and otherwise and may dispossess and remove Tenant and all other persons and property from the Demised Premises without being liable to indictment, prosecution or damage therefor, and may repossess the Demised Premises and the right to receive all rental income again as and of its first estate and interest therein. The words "enter" or "reenter", "possess" or "repossess" as herein used, are not restricted to their technical legal meaning. In the event of any termination of this Lease, or of reentry by summary dispossess proceedings, ejectment or by any suitable action or proceeding at law, or by agreement, or by force or otherwise by reason of default hereunder on the part of Tenant, Tenant shall thereupon pay to Landlord a fixed rent and additional rent due up to the time of such termination of this Lease, or such recovery of possession of the Demised Premises by Landlord, as the case may be, and shall also pay to Landlord damages as provided in Article 27.

         26.02 In the event of any breach or threatened breach by Tenant of any of the agreements, terms, covenants or conditions contained in this Lease, Landlord shall be entitled to enjoin such breach or threatened breach and shall have the right to invoke any right and remedy allowed at law or in equity or by statute or otherwise as though reentry, summary proceedings, and other remedies were not provided for in this Lease.

         26.03 Each right and remedy of Landlord provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise.

         26.04 If this lease shall terminate under the provisions of Article 25, or if Landlord shall reenter the Demised Premises under the provisions of this Article, or in the event of the termination of this Lease or of reentry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Landlord shall be entitled to retain all monies, if any, paid by Tenant to Landlord, whether as advance rent, security or otherwise, but such monies shall be credited by Landlord against any fixed rent or additional rent due from Tenant at the time of such termination or reentry or, at Landlord's option, against any damages payable by Tenant under Article 27 or pursuant to law.

                                   ARTICLE 27
                                    Damages

         27.01 If this Lease is terminated under the provisions of Article 25, or if Landlord shall reenter the Demised Premises under the provisions of
Article 26 or in the event of the termination of this Lease, or of reentry by summary dispossess proceedings, ejectment or by any suitable action or proceeding at law, or by agreement, or by force or otherwise, by reason of default hereunder on the part of Tenant, Tenant shall pay Landlord as damages, at the election of Landlord, either:

                  (a) on demand, a sum which at the time of such termination of this Lease or at the time of any such reentry by Landlord, as the case may be, represents the excess of (i) the aggregate of the fixed rent and the additional rent payable hereunder which would have been payable by Tenant (conclusively presuming the additional rent to be the same as was payable for the year immediately preceding such termination) for the period commencing with such earlier termination of this Lease or the date of such reentry, as the case may be, and ending with the Expiration Date, had this Lease not so terminated or had Landlord not so reentered the Demised Premises, over (ii) the aggregate rental value (calculated as of the date of such termination or reentry) of the Demised Premises for the same period; or

                  (b) sums equal to the fixed rent and the additional rent (as above presumed) payable hereunder which would have been payable by Tenant had this Lease not so terminated, or had Landlord not so reentered the Demised Premises, payable quarterly, in advance, but otherwise upon the terms therefor specified herein following such termination or such reentry and until the Expiration Date, provided, however, that if Landlord shall relet the Demised Premises or any portion or portions thereof during said period, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the expenses incurred or paid by Landlord in terminating the Lease or in reentering the Demised Premises and in securing possession thereof, as well as the expenses of reletting, including altering and preparing the Demised Premises or any portion or portions thereof for new tenants, brokers' commissions, advertising expenses, and all other expenses properly chargeable against the Demised Premises and the rental therefrom; it being understood that any such reletting may be for a period shorter or longer than the remaining term of this Lease, but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, nor shall Tenant be entitled in any suit for the collection of damages pursuant to this subsection to a credit in respect of any net rents from a reletting, except to the extent that such net rents are actually received by Landlord. If the Demised Premises or any part thereof should be relet in combination with other space, then proper apportionment shall be made of the rent received from such reletting and of the expenses of reletting, and Landlord shall have the right to grant reasonable rent concessions to attract one or more now tenants and to permit the term of any new lease covering part or all of the Demised Premises to be for a shorter or longer period than provided for herein.

                           It the Demised Premises or any part thereof be relet
by Landlord for the unexpired portion of the term of this Lease, or any part thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall, prima facie, be the fair and reasonable rental value for the Demised Premises, or part thereof, so relet during the term of the reletting. Landlord, however, shall in no event and in no way be responsible or liable for any failure to relet the Demised Premises or any part thereof or for failure to collect any rent due upon any such reletting.

         27.02 In the event Landlord elects to collect damages from Tenant under Section 27.01 (b) at any time subsequent to such election and upon ten days prior written notice to Tenant, Landlord may elect to collect a lump sum under Section 27.01 (a), crediting Tenant with amounts theretofore received by Landlord as damages. Landlord shall have no obligation to relet part or all of the Demised Premises subsequent to termination of the Lease and upon Tenant's default.

         27.03 Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this Lease would have expired if it had not been so terminated under the provision of Article 25, or under any provision of law, or had Landlord not reentered the Demised Premises. Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder or otherwise on the part of Tenant. Nothing herein contained shall be construed to limit or prejudice the right of the Landlord to provide for and obtain as liquidated damages by reason of the termination of this Lease or reentry on the Demised Premises for the default of Tenant under this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time, and governing the proceedings in which such damages are to be proved whether or not such amount be greater, equal to, or less than any of the sums referred to in Section 27.01.

         27.04 The foregoing Sections of this Article shall apply even if the default by Tenant has occurred prior to the Commencement Date and/or prior to Tenant taking possession of the Demised Premises. The parties acknowledge that this Instrument is a lease and not a contract to make a lease.

                                   ARTICLE 28
                                    Waivers

         28.01 Tenant, for itself, and on behalf of any and all persons claiming through or under Tenant, including creditors of all kinds, does hereby waive and surrender all right and privilege so far as is permitted by law, which they or any of them might have under or by reason of any present or future law, of the service of any notice of intention to reenter and also waives any and all right to redemption or reentry or repossession in case Tenant shall be dispossessed or ejected by process of law or in case of reentry or repossession by Landlord upon any expiration or termination of this Lease as herein provided.

         28.02 Tenant waives Tenant's rights, if any, to designate the items against which any payments made by Tenant are to be credited, and Tenant agrees that Landlord may apply any payments made by Tenant to any items it sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items against which any such payments shall be credited.

         28.03 Tenant waives Tenant's rights, if any, to assert a counterclaim in any summary proceeding brought by Landlord against Tenant, and Tenant agrees to assert any such claim against Landlord only by way of a separate action or proceeding.

         28.04 TO THE EXTENT PERMITTED BY APPLICABLE LAW, LANDLORD AND TENANT HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER AGAINST THE OTHER ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, OR TENANT'S USE OR OCCUPANCY OF THE DEMISED PREMISES, OR ANY EMERGENCY OR OTHER STATUTORY REMEDY WITH RESPECT THERETO.

                                   ARTICLE 29
                       No Other Waivers or Modifications

         29.01 The failure of either party to insist in any one or more instances upon the strict performance of any one or more of the agreements, terms, covenants, conditions or obligations of this Lease, or to exercise any right, remedy or election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease or of the right to exercise such election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. The manner of enforcement or the failure of Landlord to enforce any of the Rules and Regulations set forth herein, or hereafter adopted against the Tenant and/or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations. No executory agreement hereafter made between Landlord and Tenant shall be effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this Lease, in whole or part, unless such executory agreement is in writing, refers expressly to this Lease and is signed by the party against whom enforcement of the change, modification, waiver, release, discharge or termination or effectuation of the abandonment is sought.

         29.02 The following specific provisions of this Section shall not be deemed to limit the generality of the foregoing provisions of this Article:

                  (a) No agreement to accept a surrender of all or any part of the Demised Premises shall be valid unless in writing and signed by Landlord. The delivery of keys to an employee of Landlord or of its agent shall not operate as a termination of this Lease or a surrender of the Demised Premises. If Tenant shall at any time request Landlord to sublet the Demised Premises for Tenant's account, Landlord or its agent is authorized to receive said keys for such purposes without releasing Tenant from any of its obligations under this Lease, and Tenant hereby releases Landlord of any liability for loss or damage to any of Tenant's property in connection with such subletting.

                  (b) The receipt or acceptance by Landlord of rents with knowledge of breach by Tenant of any term, agreement, covenant, condition or obligation of this Lease shall not be deemed a waiver of such breach.

                  (c) No payment by Tenant or receipt by Landlord of a lesser amount than the correct fixed rent or additional rent due hereunder shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed to effect or evidence an accord and satisfaction, and Landlord may accept such check on payment without prejudice to Landlord's right to recover the balance or pursue any other remedy in this Lease or at law provided.

                  (d) If, in connection with obtaining, continuing or renewing financing, for which the Building, land or the leasehold or any interest therein represents collateral in whole or in part, a banking, insurance or other lender shall request reasonable modifications of this Lease as a condition of such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or adversely affect to a material degree the Tenant's leasehold interest hereby created.

                                   ARTICLE 30
                            Curing Tenant's Defaults

         30.01 If Tenant shall default in the performance of any covenant, term, provision or condition herein contained, Landlord, without thereby waiving such default, may perform the same for the account and at the expense of Tenant without notice in a case of emergency and in any other case if such default continues after three days from the date of the giving by Landlord to Tenant of written notice of intention so to do. Bills for any reasonable and necessary expense incurred by Landlord in connection with any such performance by Landlord for the account of Tenant, and reasonable and necessary bills for all costs, expenses and disbursements, including (without being limited to) reasonable counsel fees, incurred in collecting or endeavoring to collect the fixed rent or additional rent or other charge or any part thereof or enforcing or endeavoring to enforce any rights against Tenant under or in connection with this Lease, or pursuant to law, including (without being limited to) any such cost, expense and disbursement involved in instituting and prosecuting summary proceedings, as well as bills for any property, material, labor or services provided, furnished or rendered, or caused to be provided, furnished or rendered, by Landlord to Tenant including (without being limited to) electric lamps and other equipment, construction work done for the account of Tenant, water, ice, drinking water, drinking cups, towel and other services, as well as for any charges for any additional elevator, heating, air conditioning or cleaning services and any charges for other services incurred by Tenant under this Lease, may be sent by Landlord to Tenant monthly, or immediately, at Landlord's option, and shall be due and payable by Tenant in accordance with the terms of said bills and if not paid when due, the amounts thereof shall immediately become due and payable as additional rent under the Lease together with interest thereon at the rate of 12% per annum from the date of the said bills which should have been paid in accordance with their terms. Landlord reserves the right, without liability to Tenant and without constituting any claim of constructive eviction, to suspend furnishing or rendering to Tenant any property, material, labor, utility or other service, whenever Landlord is obligated to furnish or render the same at the expense of Tenant, in the event that (but only for so long as) Tenant is in arrears in paying Landlord therefor.

                                   ARTICLE 31
                                Consents - Broker

         31.01 It is hereby agreed that whenever it is provided in this Lease that consent or approval is not to be unreasonably withheld, such consent or approval (hereinafter referred to collectively as "consent") shall also not be unreasonably delayed or conditioned.

         31.02 Any provision of this Lease which requires Landlord not to unreasonably withhold or delay its consent shall never be the basis for an award of damages or give rise to a right of setoff to Tenant, but shall only be the basis for a declaratory judgment or specific injunction with respect to the matter in question.

         31.03 Tenant represents and warrants that the sole broker with whom it has dealt with in this transaction is Sound Commercial Real Estate Group, LLC, and that no other broker interested Tenant in the Demised Premises. Landlord shall be responsible for the payment of any real estate commission to said broker but Tenant shall hold Landlord harmless from the claim of any other real estate broker or salesman claiming to have interested or have been responsible for Tenant's execution of this Lease.

                                   ARTICLE 32
                                     Notices

         32.01 Any notice, statement, demand, request or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this Lease or pursuant to any applicable law or requirement of public authority, shall be in writing (whether or not so stated elsewhere in this Lease) and shall be deemed to have been properly given, rendered or made, if sent by registered or certified mail, return receipt requested, postage prepaid, addressed to the other party at the address hereinabove set forth (except that after the Commencement Date, Tenant's address, unless Tenant shall give written notice to the contrary, shall be the Building), and shall be deemed to have been given, rendered or made on the day so mailed, unless mailed outside of the State of Connecticut, in which case it shall be deemed to have been given, rendered or made on the expiration of three business days after mailing. Either party may, by notice as aforesaid, designate a different address or addresses for notices, statements, demands or other communications intended for it. Any notice given by Tenant to Landlord under this Lease shall be sent as required under this Section to the attention of Landlord's Chief Financial Officer.

         32.02 However, notices requesting after hours service pursuant to Sections 17.01 and 18.01 may be delivered, provided they are in writing, to the Building Superintendent or any other person in the Building designated by Landlord to receive such notices, and notice of fire, accident or other emergency shall be given by telegraph or by personal delivery of written notice to that address designated for this purpose from time to time by the respective parties hereto.

         32.03 Whenever either party shall consist of more than one person or entity, any notice, statement, demand, or other communication required or permitted to be given, rendered or made to or by, and any payment to be made to such party, shall be deemed duly given, rendered, made or paid if addressed to or by (or in the case of payment by check, to the order of) any one of such persons or entities who shall be designated from time to time as the authorized representative of such party. Such party shall promptly notify the other of the identity of such person or entity who is so to act on behalf of all persons and entities then comprising such party and of all changes in such identity.

                                   ARTICLE 33
                        Estoppel Certificate, Memorandum

         33.01 Tenant agrees, at any time, and from time to time, as requested by Landlord, upon not less than five (5) days prior notice, to execute and deliver, without cost or expense to the Landlord, a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), certifying the dates to which the fixed rent and additional rent have been paid, and stating whether, to the best knowledge of the Tenant, the Landlord is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default of which the Tenant may have knowledge, it being intended that any such statement delivered pursuant thereto may be relied upon by any other person with whom the Landlord may be dealing.

         33.02 Should the Tenant fail to execute and deliver to the Landlord the certificate and statement set forth in Section 34.01, above, then the Landlord may execute the statement as attorney-in-fact for the Tenant specifying to the best of Landlord's knowledge, the items called for in said Section 34.01.

         33.03 At the request of either party, Landlord and Tenant shall promptly execute, acknowledge and deliver a memorandum with respect to this Lease sufficient for recording. Such memorandum shall not be deemed, under any circumstances, to change or otherwise affect any of the obligations or provisions of this Lease.

                                   ARTICLE 34
              No Other Representations, Construction, Governing Law

         34.01 Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant in executing and delivering this Lease is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in the Lease, or in any other written agreement which may be made and executed between the parties concurrently with the execution and delivery of this Lease, which agreement shall expressly refer to this Lease.

         34.02 If any of the provisions of this Lease, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

         34.03 This Lease shall be governed in all respects by the laws of the State of Connecticut.

                                   ARTICLE 35
                                  Parties Bound

         35.01 The obligations of this Lease shall bind and benefit the successors and assigns of the parties with the same effect as if mentioned in each instance where a party is named or referred to, except that no violation of the provisions of Article 10 shall operate to vest any rights in any successor or assignee of Tenant and that the provisions of this Article shall not be construed as modifying the conditions of limitation contained in Article 25. However, the obligations of Landlord under this Lease shall not be binding upon Landlord herein named with respect to any period subsequent to the transfer of its interest in the Building as owner or lessee thereof and in the event of such transfer the obligations thereafter shall be binding upon each transferee of the interest of Landlord herein named as such owner or lessee of the Building, but only with respect to the period ending with a subsequent transfer within the meaning of this Article, and such transferee, by accepting such interest, shall be deemed to have assumed such obligations except only as may be expressly otherwise provided in this Lease. A lease of Landlord's entire interest in the Building as owner or lessee thereof shall be deemed a transfer within the meaning of this Article.

         35.02 Tenant shall look solely to the estate and interest of Landlord, its successors and assigns, in the land and Building (or the proceeds thereof) for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder, and no other property or assets of Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to either this Lease, the relationship of Landlord and Tenant hereunder or Tenant's use and occupancy of the Demised Premises.

                                   ARTICLE 36
                      Certain Definitions and Constructions

         36.01 For the purposes of this Lease and all agreements supplemental to this Lease, unless the context otherwise requires:

                  (a) The term "Mortgage" shall include any indenture of mortgage and deed of trust to a trustee to secure an issue of bonds and debentures, and the term "Mortgagee" shall include such a trustee.

                  (b) The terms "include" and "such as" shall each be construed as if followed by the phrase "without being limited to."

                  (c) The term "obligations of this Lease" and words of like import, shall mean covenants to pay rent and additional rent under this Lease and all of the other covenants and conditions contained in this Lease. Any provision in this lease that one party or the other or both shall do or not do, or shall cause or permit or not cause to permit a particular act, condition or circumstance shall be deemed to mean that such party so covenants or both parties so covenant, as the case may be.

                  (d) The term "Tenant's obligations hereunder" and words of like import, and the term "Landlord's obligations hereunder" and words of like import, shall mean the obligations to this Lease which are to be performed or observed by Tenant, or by Landlord, as the case may be. Reference to "performance" of either party's obligations under this Lease shall be construed as "performance and observance." Tenant's obligations hereunder shall be construed in every instance as conditions as well as covenants.

                  (e) Reference to Tenant being or not being "in default hereunder" or words of like import, shall mean that Tenant is in default in the performance of one or more of Tenant's obligations hereunder, or that Tenant is not in default in the performance of any of Tenant's obligations hereunder, or that a condition of the character described in Section 25.01 has occurred and continues or has not occurred or does not continue, as the case may be.

                  (f) References to Landlord as having "no liability to Tenant" or being "without liability to Tenant" shall mean that Tenant is not entitled to terminate this Lease, or to claim actual or constructive eviction, partial or total, or to receive any abatement or diminution of rent, or to be relieved in any manner of any of its other obligations hereunder, or to be compensated for loss or injury suffered or to enforce any other kind of liability whatsoever against the Landlord under or with respect to this Lease or with respect to Tenant's use or occupancy of the Demised Premises.

                  (g) The term "laws and/or requirements of public authorities" and words of like import shall mean laws and ordinances of any or all of the federal, state, city and county governments and rules, regulations, orders and or directives of any or all departments, subdivisions, boards, agencies or offices thereof, or any other governmental, public or quasipublic authorities, having jurisdiction in the premises, and/or the direction of any public officer pursuant to law.

                  (h) The term "requirements of insurance bodies" and words of like import shall mean rules, regulations, orders and other requirements of the Board of Fire Underwriters and/or the Fire Insurance Rating Organization in Connecticut and/or any other similar body performing the same or similar functions and having jurisdiction or cognizance of the Building and/or the Demised Premises.

                  (i) The term "repair" shall be deemed to include restoration and replacement as may be necessary to achieve and/or maintain good working order and condition, and the term "untenantable" shall be deemed to include being inaccessible.

                  (j) Reference to "termination of this Lease" includes expiration or earlier termination of the term of this Lease or cancellation of this Lease pursuant to any of the provisions of this Lease or pursuant to law. Upon a termination of this Lease, the term and estate granted by this Lease shall end at noon on the date of termination as if such date were the date of expiration of the term of this Lease and neither party shall have further obligation or liability to the other after such termination (i) except as shall be expressly provided for in this Lease, or (ii) except for such obligations as by their nature or under the circumstances can only be, or by the provisions of this Lease, may be, performed after such termination, and, in any event, unless expressly otherwise provided in this Lease, any liability for a payment which shall have accrued to or with respect to any period ending at the time of termination shall survive the termination of this Lease.

                  (k) The term "in full force and effect" when herein used in reference to this Lease as a condition to the existence or exercise of a right on the part of Tenant shall be construed in each instance as including the further condition that at the time in question no default on the part of Tenant exists, and no event has occurred which has continued to exist for such period of time (after the notice, if any, required by this Lease), as would entitle Landlord in either such instance to terminate this Lease or to dispossess Tenant.

                  (l) The term "Landlord" as used in this Lease means only the owner, or other mortgagee in possession, for the time being of the land and Building (or the owner of a lease of the Building or of the land and Building) of which the Demised Premises form a part, so that in the event of any sale or sales of said land and Building or of said Lease, or in the event of a lease of said Building, or of the land and Building, the said Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the Building, or of the land and Building, that the purchaser or the lessee of the Building has assumed and agreed to carry out any and all covenants and obligations of Landlord, hereunder.

                  (m) The term "Tenant" shall mean Tenant herein named or any assignee or other successor in interest (immediate or remote) of Tenant herein named, when Tenant herein named or such assignee or other successor in interest, as the case may be, is in possession of the Demised Premises as owner of the Tenant's estate and interest granted by this Lease, and also if Tenant is not an individual or corporation, all of the individuals, firms and/or corporations and other entities comprising Tenant.

                  (n) Words and phrases used in the singular shall be deemed to include the plural and vice versa, and nouns and pronouns used in any particular gender shall be deemed to include any other gender.

                  (o) The rule of "ejusdem generis" shall not be applicable to limit a general statement following or referable to an enumeration of specific matter or matters similar to the matters specifically mentioned.

                  (p) All references in this Lease to numbered Articles, numbered Sections and Subsections and lettered Exhibits are references to Articles and Sections and Subsections of this Lease, and Exhibits annexed to (and thereby made a part of) this Lease, as the case may be, unless expressly otherwise designated in the context.

                  (q) The term "rent" or "rents" shall, except where the context expressly implies to the contrary, be deemed to mean fixed rent and additional rent as such terms are defined in Section 1.04.

         36.02 The various terms which are defined in other Articles of this Lease or are defined in exhibits annexed hereto, shall have the meaning specified in such other Articles and such exhibits for all purposes of this Lease and all agreements supplemental thereto, unless the context shall otherwise require.

         36.03 The Article headings in this Lease and Index prefixed to this Lease are inserted only as a matter of convenience or reference, and are not to be given any effect whatsoever in construing this Lease.

                                   ARTICLE 37
                         Subordination and Miscellaneous

         37.01 (a) This Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate in all respects to all covenants, agreements and restrictions of record as of the date hereof, with respect to the land and/or the Building, including but not limited to those restrictions and conditions contained in the deed from the City of Stamford, Connecticut to Landlord or Landlord's predecessor in title. Landlord hereby represents and warrants to Tenant that none of such covenants and restrictions would prohibit or restrict the transactions contemplated hereby. In said deed, Landlord agrees in part, that in the sale, lease or occupancy of the property, it would not effect or execute any agreement, lease, conveyance or other instrument whereby the property or any part thereof is restricted upon the basis of race, sex, religion, color or national origin, and it would comply with all state and local laws in effect from time to time prohibiting discrimination or segregation by reason of race, sex, religion, color or national origin.

                  (b) Tenant shall not take or permit any action with respect to the Demised Premises which would violate any covenants, agreements and restrictions of record with respect to the land and/or the Building.


                                   ARTICLE 38
                            [INTENTIONALLY OMITTED.]

         38.01

                                   ARTICLE 39
                                     Parking

         39.01 (a) Tenant shall receive twelve (12) parking cards for undesignated spaces in the Landmark Square parking garage at no cost to Tenant. Tenant must provide name and registration of vehicle of each person in its employment who will have the right to use said parking cards and all such persons shall be subject to all rules and regulations regarding the use of said parking cards in the parking garage.

                  (b) All parking by Tenant's employees shall be on a "first come, first serve" basis.

                  (c) All parking garage spaces, ramps and driveways, walkways, lobbies and elevators used by Tenant, its employees and patrons will be specifically and exclusively at their own risk, and Landlord shall not be liable for any damage to any vehicle or its contents, resulting from theft, collision, vandalism or any other cause whatsoever or for harm or injury to any person from any cause whatsoever, the failure of any garage attendant or other personnel or device to patrol, monitor, guard or service such parking garage, and Landlord shall in no way be liable for any acts or omissions of such personnel, or device in failing to prevent any such theft, vandalism or loss or damage by other cause. Tenant's indemnity in Section 21 hereof shall include the parking garage and all related parts thereof and thereto as though specifically set forth therein.

                                   ARTICLE 40
                              Cancellation of Lease

         40.01 Provided Tenant has complied with all the terms, covenants and conditions of this Lease, Tenant shall have the right to cancel this lease term at the expiration of the twenty-fourth (24th) month following the last day of the calendar month in which the Commencement Date shall have occurred (the "Cancellation Date") by notifying Landlord, in writing, at least six (6) months prior to the Cancellation Date, of Tenant's intent to exercise this cancellation option and by paying to Landlord, no later than two (2) months prior to the Cancellation Date, by bank or certified check, the amount of (a) those portions of all costs incurred by Landlord in connection with this Lease which have not been amortized as of the Cancellation Date (the "Unamortized Costs"), which Unamortized Costs shall include, without limitation, the unamortized portion of each of the following: (i) the cost of Landlord's Work; (ii) legal fees; (iii) real estate brokerage commission fees; and (iv) architectural and engineering fees; which Unamortized Costs shall be amortized as if the original amount of such costs were a 4 year self-amortizing loan bearing an interest rate of 10% per annum; and (b) the product of (i) the difference between the average fixed rent per rentable square foot for the first two (2) years of the Term and the average fixed rent per rentable square foot for the full four (4) year Term, multiplied by (ii) the total number of rentable square feet contained within the Demised Premises.

Upon satisfaction by Tenant of each of the above conditions and upon the Demised Premises having been surrendered to Landlord and vacated by Tenant on or before the Cancellation Date (in the manner required under this Lease as if the Cancellation Date were the Expiration Date), this Lease shall be deemed canceled and terminated as of the Cancellation Date. Time is of the essence with respect to all time periods referenced in this Article. In the event that Tenant shall fail to fully and timely comply with each of the conditions herein contained, Tenant will be deemed to have waived all of its rights contained in this Article.

This cancellation option is personal to @ Plan, Inc. and may not be assigned, pledged or otherwise transferred. Should Tenant fail to terminate the Lease as permitted hereunder, the Lease shall remain in full force and effect.

                                   ARTICLE 41

                              Right of First Offer

         41.01 In the event space on the third floor in the Building consisting of 6,500 rentable square feet (the "Offer Premises") becomes available during the Term, Tenant shall have the right to lease all of the Offer Premises, provided the following terms and conditions are fully and completely satisfied:

                           (i)      Tenant shall be occupying the Demised
Premises at such time and no event of default shall have occurred and is continuing under this lease;

                           (ii)     Tenant shall give written notice to Landlord
of its intent to exercise its right to lease the Offer Premises hereunder within twelve (12) business days after Landlord gives Tenant notice of the availability of the Offer Premises; TIME BEING OF THE ESSENCE WITH RESPECT TO ALL OF TENANT'S OBLIGATIONS HEREUNDER;

                           (iii)    Tenant shall (i) be occupying the Demised
Premises for a period which exceeds twenty-four (24) months after the last day of the month of the Commencement Date and Tenant shall not have exercised the Cancellation Option set forth in Article 40 above, or (ii) agree in writing to waive all rights granted Tenant under such Article 40.

In the event that Tenant elects to lease the Offer Premises, the term "Combined Premises" shall, from and after the Effective Date (as hereinafter defined), include both the Demised Premises and the Offer Premises. In the event that Tenant elects not to lease the Offer Premises, or fails to deliver to Landlord written notice of Tenant's intent to exercise its rights to lease the Offer Premises in strict accordance with the terms hereof, Tenant's option to lease the Offer Premises shall automatically expire and be of no further force or effect.

         41.02 For purposes hereof, the term "Effective Date" shall mean thirty (30) days from the receipt by Landlord of timely notice by Tenant of its intention to lease the Offer Premises.

         41.03 Upon the exercise by Tenant of its option hereunder, Landlord and Tenant shall enter into a lease modification agreement, to be effective as of the Effective Date, which shall reflect the lease by Tenant of the Combined Premises, as then constituted, in accordance with all of the terms and conditions of this lease, except that (i) the rental rate per square foot for the Offer Premises shall be equal to the rate per square foot of Rent for the Demised Premises as of the Effective Date, and (ii) Tenant's "Proportionate



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

Share" shall be equal to a fraction, the numerator of which shall be the total number of rentable square feet contained in the Combined Premises, as then constituted, and the denominator of which shall be the total rentable square footage in the Building.

         41.04 In the event Tenant shall exercise its option to lease the Offer Premises in accordance with this Article, Tenant shall take the Offer Premises in its "as is" condition as of the Effective Date and Landlord shall have no obligation to perform any work in, on or to the Offer Premises in order to prepare same for occupancy by Tenant.

         41.05 This option to lease the Offer Premises is personal to @ Plan, Inc. and shall not be transferable by operation by law or otherwise, except to a permitted assignee or sublessee under Article 10.

                  IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized officers and their corporate seal to be hereunder affixed the date and year first above written.


WITNESSES                           RECKSON OPERATING PARTNERSHIP, L.P.

                         By:  RECKSON ASSOCIATES REALTY CORP.,
                                         its General Partner


                              By: /s/ F. D. Rich III
--------------------             -----------------------------------------------
                                        Name:  F. D. Rich III, SVP
                                        Title: Managing Director
                                               Reckson Associates Realty Corp.

                         TENANT:
                                    @ PLAN, INC.



/s/ Donna J. Hooper          By: /s/ Mark K. Wright
--------------------             -----------------------------------------------
                                        Name:
                                        Title: CEO

STATE OF TN          )
                              )ss:
COUNTY OF Davidson   )

         Before me the undersigned, this 28th day of January, 1997, personally appeared Mark Wright, known to me to be the CEO of @ Plan, Inc., a ___________ corporation, and that as such officer, signer and sealer of the foregoing instrument, acknowledged the execution of the same to be a free act and deed individually and as such officer, and the free act and deed of said professional corporation.

         In Witness Whereof, I hereunto set my hand.



                              /s/ Margaret C. Lutimore
                              --------------------------------------------------
                              Notary Public/Commissioner of the
                              Superior Court



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